Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226727

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 3, 2018)

Up to $60,000,000

Common Stock

We have entered into an equity sales agreement with William Blair & Company, L.L.C. and H.C. Wainwright & Co., LLC (each, a “Sales Agent” and together, the “Sales Agents”), relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $60,000,000 from time to time through the Sales Agents.

Our common stock is listed on the NYSE American under the symbol “PFNX.” On May 6, 2020, the last reported sale price of our common stock was $5.74 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agents are not required to sell any specific amount of common stock, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended. See “Plan of Distribution” on page S-64 of this prospectus supplement.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the section captioned “Item 1A—Risk Factors” in our most recently filed annual report on Form 10-K or quarterly report on Form 10-Q, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

William Blair	H.C. Wainwright & Co.

The date of this prospectus supplement is May 7, 2020.

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-65 of this prospectus supplement. These documents contain information that you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither Pfenex Inc., nor the Sales Agents have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, “Pfenex,” “we,” “us” and the “company” refer to Pfenex Inc. and, where appropriate, its subsidiaries, unless expressly indicated or the context otherwise requires. Pfēnex™, Pfenex Biopharmaceuticals™, the Pfenex Biopharmaceuticals logo, and Pfēnex Expression Technology® are among our primary registered trademarks. Other service marks, trademarks and trade names referred to in this prospectus supplement are the property of their respective owners. This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein contain references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporated by reference herein and therein. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement, the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q we file from time to time.

Pfenex Inc.

Overview

We are a development and licensing biotechnology company focused on leveraging our proprietary protein production platform, Pfēnex Expression Technology®, to develop next generation and novel protein therapeutics to meaningfully improve existing therapies and create novel therapies for some of the biological targets linked to critical diseases still waiting to successfully be addressed. We have extensive experience in protein therapeutic development and our proven platform enables deliberate and rapid candidate selection, fast drug development, and potentially higher success rates for a wide range of complex modalities. We aim to leverage existing drug development successes into a broad pipeline that is diversified across multiple assets, including a U.S. Food and Drug Administration (“FDA”)-approved product and next generation and novel biopharmaceutical product candidates.

In October 2019, the FDA approved the new drug application (“NDA”) for PF708 under the 505(b)(2) regulatory pathway, with Forteo® (teriparatide injection) as the reference drug. The FDA-approved PF708 product is indicated for the treatment of osteoporosis in certain patients at high risk for fracture. Marketing authorization applications are pending in other jurisdictions. This FDA-approved PF708 product will be commercialized and manufactured in the United States by our collaboration partner, Alvogen Malta Operations Ltd. (“Alvogen”). In November 2019, in accordance with the Development and License Agreement (“US Alvogen Agreement”), we transferred the NDA to Alvogen. Alvogen is currently evaluating a potential U.S. commercial launch upon or before an FDA decision on therapeutic equivalence. We expect to continue to support Alvogen with its commercial strategy planning in the United States while continuing to seek “A” therapeutic equivalence designation.

Our other product candidates and collaborations include PF743 (JZP-458), which we are developing in collaboration with Jazz Pharmaceuticals for the treatment of acute lymphoblastic leukemia (ALL) or lymphoblastic lymphoma and which commenced a pivotal Phase 2/3 clinical study in December 2019. We also have collaborations based on CRM197, a diphtheria toxoid carrier protein used in prophylactic and therapeutic vaccine candidates, with Merck & Co., Inc. (Merck) and Serum Institute of India Private Limited (SIIPL). Both Merck and SIIPL have licenses to the Pfēnex Expression Technology for the production of CRM197 for use in conjugate vaccine products. Merck’s V114, a 15-valent pneumococcal conjugate vaccine is currently in 15 Phase 3 clinical trials, and SIIPL’s Pneumosil®, a 10-valent pneumococcal vaccine designed for the developing world, recently achieved World Health Organization (WHO) Prequalification allowing the product to be procured by United Nations agencies and Gavi, the Vaccine Alliance. In addition, a Phase 3, randomized, double-blind study to evaluate the immunogenicity, safety and tolerability of Pneumosil in healthy Indian infants has been completed and SIIPL is currently in the process of submitting the data from the Phase 3 trial to the Drug Controller General of India (DCGI) in support of India marketing authorization.

In the third quarter of 2019, we added PF810, a peptide based next generation therapeutic, to our wholly owned pipeline. PF810 is currently in preclinical development. In addition, we have established a strategic collaboration with Arcellx, Inc. (“Arcellx”) to advance multiple proprietary sparX proteins that activate, silence and reprogram Antigen-Receptor Complex T cell based therapies based on the Arcellx product platform.

Our FDA-Approved Product, Our Product Candidates and Collaborations

The following summarizes certain information about the FDA-approved product that we developed, our pipeline candidates, and collaborations:

Our FDA-Approved Product, Product Candidates and Collaborations	Branded Reference Drug		Program
FDA-Approved PF708 Product	Forteo	®	• Approved in the United States; licensed to Alvogen

PF708	Forteo	®	• Product candidate in EU, MENA, and Rest of World licensed to Alvogen (excluding areas licensed to China NT Pharma Group Company Ltd. (“NT Pharma”))
• Product candidate in Mainland China, Hong Kong, Singapore, Malaysia, Thailand licensed to NT Pharma

Hematologic Oncology Product Candidates	N/A		• PF743 (JZP-458) – Recombinant Erwinia asparaginase • PF745 (JZP-341) – Long-acting recombinant Erwinia asparaginase • PF690* – pegaspargase

Peptide based next generation therapeutic	N/A		• PF810

Arcellx sparX programs	N/A		• PF753
• PF754

*	Jazz retains an exclusive option to license this product pursuant to certain option triggers.

In pursuit of novel wholly-owned product candidates, we have also established a collaboration with a third-party technology platform company that is screening our selected, validated biological targets with its novel binding modality library in an effort to identify potential lead product candidates. Those candidates will be transferred to us and could become wholly owned product candidates developed by us.

To date, PF708 is our only FDA approved product under the 505(b)(2) regulatory pathway, with Forteo as the reference drug. Our product candidates are enabled by our patented protein production platform, Pfēnex Expression Technology, which we believe confers several important competitive advantages compared to traditional techniques for protein production, including the ability to produce complex proteins with higher accuracy and greater degree of protein purity, as well as speed and cost advantages. The development of proteins requires several competencies which represent both challenges and barriers to entry. Due to their inherent complexity, proteins require the use of living organisms to efficiently produce them at a large scale. Traditional techniques for protein production employ a trial and error approach to production organism, or strain, selection and process optimization, which is inherently inefficient and typically produces suboptimal results. This historically inefficient process provides barriers to creating or replicating complex proteins, adds significant time to market and results in the high cost of goods typical of biologic therapeutics. Together, these limitations pose significant hurdles for companies interested in entering the market with novel biologics, biosimilars and therapeutic equivalents. Our platform utilizes a proprietary high throughput fully automated parallel approach, which allows the construction and testing of thousands of unique protein production strains in parallel, thereby allowing us to produce and characterize complex proteins while reducing the time and cost of development and long-term production.

Recent Developments

COVID-19 Pandemic

The novel coronavirus outbreak of COVID-19 has had and likely will continue to have significant effects on businesses and health care institutions around the world. While it is not possible at this time to estimate the overall impact that the COVID-19 pandemic could have on our business, the continued rapid spread of COVID-19, both across the United States and through much of the world, and the measures taken by the governments of countries and local authorities have disrupted and could delay advancing our product pipeline, delay our and our collaboration partners’ clinical trials, delay our overall preclinical activities, and disrupt the manufacture or shipment of both drug substance and finished drug product for our product candidates for preclinical testing and clinical trials and adversely impact our and our collaboration partners’ business, financial condition or operating results.

The health and safety of our people and their families continues to be our primary focus. As the COVID-19 pandemic has developed, we have taken numerous steps to help ensure the health and safety of our employees and their families. We are maintaining social distancing and enhanced cleaning protocols and usage of personal protective equipment, where appropriate. Since the stay at home order was put in place in the state of California, the volume of ongoing lab work has been reduced, and only critical program work in the lab has continued with staggered lab employee work shifts to minimize risk of exposure to COVID-19, which has and may continue to disrupt or delay our ability to conduct clinical and preclinical research activities. Employees whose tasks can be performed offsite have been instructed to work from home.

We have been actively monitoring our supply chain during the COVID-19 pandemic, including third party materials and service suppliers for us as well as our partners. To date, there have not been any known supply disruptions due to the pandemic, but contingency planning is ongoing with our partners to reduce the possibility of an interruption to manufacturing or the availability of necessary materials.

In April 2020, we announced that the FDA informed Alvogen that additional comparative use human factors data from Forteo experienced users would be necessary for the FDA to make a determination regarding the therapeutic equivalence of the FDA-approved PF708 product relative to Forteo. The COVID-19 pandemic could cause delays in initiating and conducting a comparative use human factors study to generate the additional data requested by the FDA to evaluate the therapeutic equivalence of the FDA-approved PF708 product and Forteo. Our collaboration partners could also experience delays or disruptions that could severely impact their clinical trials and/or preclinical studies. Each of these could adversely affect our and our collaboration partners’ ability to obtain regulatory approval for and to commercialize our products and product candidates, increase our operating expenses, and have a material adverse effect on our business and financial results.

COVID-19 has also caused volatility in the global financial markets and threatened a slowdown in the global economy, which may negatively affect our ability to raise additional capital on attractive terms or at all.

We are continuing to assess the potential impact of the COVID-19 pandemic on our business and operations. For additional information on the various risks posed by the COVID-19 pandemic, refer to Part II, Item 1A. Risk Factors of our most recent Quarterly Report on Form 10 Q.

PF708 Comparative Use Human Factors Data

On April 9, 2020, the FDA informed Alvogen that additional comparative use human factors data, specifically from additional Forteo experienced users, would be required before the agency could make a determination about therapeutic equivalence. FDA has indicated that the review of the PF708 therapeutic equivalence package continues and provided guidance on study methodology to generate this additional comparative use human factors data. We plan to work closely with Alvogen and the FDA to generate and submit these additional data as soon as possible. We expect to continue to support Alvogen with its commercial strategy planning in the United States while continuing to seek “A” therapeutic equivalence designation.

NT Pharma Deed of Assignment and Amendment

Effective April 21, 2020, we entered into a Deed of Assignment and Amendment (“Deed”) with NT Pharma, NT Pharma International Company Limited (“NT International”), and Beijing Kangchen Biological Technology Co., Ltd. (“Kangchen”), a wholly owned subsidiary of Beijing Konruns Pharmaceutical Co., Ltd (“Konruns”). Pursuant to the Deed, we agreed to allow NT Pharma to assign its rights and obligations under the License and Development Agreement between us and NT Pharma (“NT Pharma Agreement”) with us to Kangchen. Accordingly, all of NT Pharma’s rights under the NT Pharma Agreement will be assigned to Kangchen, and Kangchen will assume all of NT Pharma’s obligations under the NT Pharma Agreement. In a related transaction, NT Pharma, through NT International, will obtain an equity interest in Kangchen and each of NT Pharma and Konruns, as the ultimate parents of Kangchen, will jointly and severally guarantee for the benefit of Pfenex the obligations of Kangchen under the NT Pharma Agreement.

Corporate Information

We were founded in November 2009 as a Delaware corporation spun out of The Dow Chemical Company. Our principal executive offices are located at 10790 Roselle Street, San Diego, California 92121 and our telephone number is (858) 352-4400. Our website is www.pfenex.com. Information contained on the website is not incorporated by reference herein, and should not be considered to be part of, this prospectus supplement.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price up to $60.0 million.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agents, William Blair and H.C. Wainwright & Co. See “Plan of Distribution” on page S-64 of this prospectus supplement.

Use of proceeds	We plan to use the net proceeds from this offering, if any, for general corporate purposes and working capital. Please see “Use of Proceeds” on page S-60 of this prospectus supplement.

Dividend policy	We do not anticipate paying cash dividends on any classes of our capital stock in the foreseeable future. We currently intend to retain our future earnings for the foreseeable future to fund the development and growth of our business. The payment of dividends, if any, will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of factors that you should read and consider before investing in our common stock.

NYSE American symbol	PFNX.

RISK FACTORS

Investors should carefully consider the risks described below and those discussed under the caption “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2019 and in our quarterly report on Form 10-Q for the three-month period ended March 31, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before deciding whether to invest in our securities. The risks described below and those described in the filings incorporated by reference are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

Risks Relating to our Financial Condition and Need for Additional Capital

We have a limited operating history and expect to generate significant losses for the foreseeable future. If we or our collaboration partners are not successful in completing the development of our product candidates or in commercializing the FDA-approved PF708 product, PF708 or our other product candidates and generating significant revenue, we will not be profitable.

With the exception of three years, we have incurred annual net operating losses since inception, and to date have generated only limited revenue from government contracts, service agreements, collaboration agreements, and reagent protein product sales. We have recognized net losses of $10.2 million and $6.1 million for the three months ended March 31, 2020 and 2019, respectively. As of March 31, 2020, we had an accumulated deficit of $207.9 million and net working capital of $64.4 million. To date, we have funded our operations primarily through the sale and issuance of common stock in our public offerings, revenue from our collaboration agreements, government contracts, service agreements, and reagent protein product sales, our prior credit facility and the private placement of equity securities. As of March 31, 2020, we had capital resources consisting of cash and cash equivalents of $65.8 million. As we continue to develop and invest more resources into the development and commercialization of our product candidates, our net operating losses will continue over the next several years. For Pfenex to become profitable, Alvogen must successfully commercialize and manufacture the FDA-approved PF708 product, and we or our collaboration partners must successfully develop and obtain regulatory approval for additional product candidates and effectively manufacture and commercialize these additional product candidates. In June 2018 and February 2019, we entered into agreements with Alvogen in which we granted Alvogen exclusive rights to commercialize PF708 in the United States, MENA, and ROW. In October 2019, we received FDA approval for PF708 and Alvogen is responsible for marketing the FDA-approved PF708 product in the United States. The loss for any reason of Alvogen as a key partner could have a significant and adverse impact on our business. If we are unable to retain Alvogen as a partner on commercially acceptable terms, PF708 may not be commercialized as planned and there could be delays in or suspension of the U.S. commercial launch of the FDA-approved PF708 product. In May 2019, Alvogen submitted a centralized application to the EMA for PF708 and the application was accepted for review. In October 2019, Alvogen’s partner SAJA submitted a Marketing Authorization Application (“MAA”) for PF708 to the Kingdom of Saudi Arabia’s Saudi Food and Drug Authority (“SFDA”).

With respect to the FDA-approved PF708 product, our future revenue will depend upon many factors, including the performance of our collaboration partner, Alvogen; whether we obtain, in a timely manner or at all, an “A” therapeutic equivalence designation for the FDA-approved PF708 product that may allow such product to be automatically substituted for Forteo depending on applicable laws and policies within each of the 50 states; the size of any markets in which PF708 or such other product candidate may receive approval; and our and our collaboration partners’ ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors, and adequate market share for the FDA-approved PF708 product, PF708 and our other product candidates in those markets. We, Alvogen, and our other collaboration partners may never succeed in these activities and therefore may never generate revenue that is significant or large enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable could depress the market price of our common stock and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations.

We will require substantial additional funds to seek and obtain regulatory approval and commercialize our current product candidates and, if additional capital is not available, we may need to limit, scale back or cease our operations.

Since our inception, a significant portion of our resources have been dedicated to the preclinical and clinical development of the FDA-approved PF708 product, PF708, and our other product candidates. We believe that we will continue to expend substantial resources for the foreseeable future for the preclinical and clinical development of our current product pipeline, and the development of any other indications and product candidates we may choose to pursue, either alone or with a strategic collaboration partner. These expenditures may include costs associated with research and development, conducting preclinical studies and clinical studies, and manufacturing and supply as well as marketing and selling any products that receive marketing authorization. Because the outcome of any clinical trial is highly uncertain and we are substantially dependent on third parties, including Alvogen, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of the FDA-approved PF708 product, PF708, and our other product candidates and preclinical products under development. We may also need to obtain substantial additional sources of funding to develop our other product candidates and our preclinical products under development as currently contemplated. If such additional funding is not available on favorable terms or at all, we may need to delay or reduce the scope of our product candidate development programs, or grant rights in the United States, as well as outside the United States, to our product candidates to one or more partners.

We believe that our available cash and cash equivalents, including the proceeds from any revenue from our government contracts, service agreements, collaboration agreements, and reagent protein product sales will be sufficient to meet our anticipated cash needs for at least the next twelve months. However, changing circumstances and risks and uncertainties associated with our product development efforts may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected. Our future capital requirements may vary depending on the following:

•	the timing and extent of spending on our research and development efforts;

•	our ability to enter into and maintain collaboration, licensing, commercialization and other arrangements and the terms and timing of such arrangements;

•	our ability to retain Alvogen as a collaboration partner for the FDA-approved PF708 product and PF708 on commercially acceptable terms;

•	the cost of manufacturing and commercialization activities, if any;

•	the receipt of any collaboration or milestone payments;

•	the scope, rate of progress, results and FDA acceptance of the results, and cost of our clinical trials, preclinical testing and other related activities for our product candidates;

•	the emergence of competing technologies or other adverse market developments;

•	the time and costs involved in seeking and obtaining regulatory and marketing approvals in multiple jurisdictions for our product candidates that successfully complete clinical trials;

•

whether we and Alvogen obtain, in a timely manner or at all, an “A” therapeutic equivalence designation for the FDA-approved PF708 product that may allow such product to be automatically substituted for Forteo depending on applicable laws and policies within each of the 50 states;

•	the cost of preparing, filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the introduction of new product candidates and the number and characteristics of product candidates that we pursue;

•	the impact of any natural disasters or public health crises, such as the COVID-19 pandemic;

•	the timing, receipt and amount of sales, profit sharing or royalties, if any, from the FDA-approved PF708 product, PF708, and any other potential products;

•

the degree and rate of market acceptance and coverage and reimbursement by payors of the FDA-approved PF708 product, PF708 and any of our other product candidates launched by us or our collaboration partners;

•	the potential expansion of our sales and marketing activities; and

•	the potential acquisition and in-licensing of other technologies, products or assets.

If we were to experience any delays or encounter issues with any of the above, including with respect to obtaining an “A” therapeutic equivalence designation for the FDA-approved PF708 product, Alvogen’s commercial launch of the FDA-approved PF708 product in the United States, clinical holds, failed studies, inconclusive or hard-to-interpret results, safety or efficacy issues, or other regulatory challenges that require longer follow-up of existing studies, additional major studies, or additional supportive studies in order to pursue marketing approval, it could further increase the costs associated with the above and delay or suspend revenues. In addition, the novel coronavirus outbreak of COVID-19 has had and likely will continue to have significant effects on businesses and health care institutions around the world. The ways in which the novel coronavirus outbreak may affect our and our collaboration partners’ business operations and outlook are still emerging, and the extent of the impact on our and our collaboration partners’ business operations and outlook are highly uncertain and cannot be accurately predicted. Disruptions related to the novel coronavirus outbreak have the potential to increase our costs or to delay or suspend revenues.

We may need to raise additional capital to fund our operations in the near future. If we seek additional funding in the future, additional funds may not be available to us on acceptable terms or at all, and our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from the COVID-19 pandemic. We may seek to raise additional funds through equity, equity-linked or debt financings. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to holders of our equity securities and could contain covenants that restrict our operations. Any additional equity financing may be dilutive to our stockholders. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail the advancement of one or more of our product candidates. We also could be required to seek funds through arrangements with collaboration partners or others that may require us to relinquish rights to some of our technologies or product candidates which we would otherwise pursue on our own.

Our quarterly operating results may fluctuate significantly.

Our operating results are subject to quarterly fluctuations. Our operating results are and will be affected by numerous factors, including:

•	variations in the level of expenses related to our development and any future commercialization programs;

•	sales by Alvogen of the FDA-approved PF708 product;

•	addition or termination of clinical trials;

•	any intellectual property infringement lawsuit in which we may become involved;

•	any disruptions to our and our collaboration partners’ manufacturers or suppliers due to the effect of exposure to infectious disease and epidemics, including the novel coronavirus outbreak;

•	regulatory developments affecting any of our products; and

•	our execution of any service, collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the market price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the market price of our stock to fluctuate substantially.

Risks Relating to our Business and our Industry

Our business operations are dependent upon our senior management team and the ability of our other employees to execute on our business strategy. If we fail to attract, integrate, and keep senior management and key scientific personnel, we may be unable to successfully develop our product candidates, conduct our clinical trials and commercialize any product candidates we develop.

Our success depends in part on our continued ability to attract, integrate, retain, and motivate highly qualified management, clinical and scientific personnel, including our ability to develop an effective working relationship among senior management. Our president and chief executive officer, Eef Schimmelpennink, joined us in August 2017; our senior vice president, chief operating officer, Dr. Shawn Scranton, joined us in October 2018; and our senior vice president, chief scientific officer, Dr. Martin Brenner, joined us in March 2019.

As new employees gain experience in their roles, we could experience inefficiencies or a lack of business continuity due to loss of historical knowledge and a lack of familiarity of new employees with business processes, operating requirements, policies and procedures, and we may experience additional costs as new employees gain necessary experience. It is important to our success that these key employees quickly adapt to and excel in their new roles. If they are unable to do so, our business and financial results could be materially adversely affected. In addition, the loss of the services of any member of our senior management or our scientific or technical support staff might significantly delay or prevent the development of our products or achievement of other business objectives by diverting management’s attention to transition matters and identification of suitable replacements, if any, and could have a material adverse effect on our business.

We believe that our future success is highly dependent upon the contributions of our senior management, particularly our Chief Executive Officer, Chief Business Officer, Chief Operating Officer, and Chief Scientific Officer, as well as our senior scientists and other members of our senior management team. Employment agreements with our Chief Executive Officer, Chief Business Officer, Chief Operating Officer, and Chief Scientific Officer, as well as our offer letters with our senior scientists, all provide for “at-will” employment. The loss of services of any of these individuals could delay or prevent the successful development of our product pipeline, completion of our planned clinical trials or the commercialization of any product candidates we develop.

Competition for qualified personnel in the biotechnology and pharmaceuticals industry is intense due to the limited number of individuals who possess the skills and experience required. To help attract, retain, and motivate qualified employees, we use share-based incentive awards such as employee stock options. Other companies may provide more generous compensation and benefits, more diverse opportunities and better chances for career advancement than we do. Some of these advantages may be more appealing to high-quality candidates and employees than those we have to offer. In addition, any decline in our stock price could create additional challenges related to our ability to compete effectively with respect to equity compensation. We may need to hire additional personnel as we expand our clinical development and commercial activities. We may not be able to attract and retain quality personnel on acceptable terms, or at all, which may cause our business and operating results to suffer.

If an improved version of a reference product, such as Forteo, is developed, or if the market for a reference product significantly declines, sales or potential sales of the FDA-approved PF708 product or PF708 may suffer.

Reference product (“originator”) sponsor companies may develop improved versions as part of a life cycle extension strategy and may obtain regulatory approval of the improved version under a supplemental biologics license application (“BLA”) or NDA. If an originator sponsor company, such as Eli Lilly and Company (“Eli Lilly”), succeeds in obtaining an approval of an improved product, such as for Forteo, it may capture a significant share of the collective market and significantly reduce the market for the reference product, and thereby reduce the size of the market for the FDA-approved PF708 product or PF708, if approved in other territories. The improved product also may be protected by additional patent rights.

Competition in the pharmaceutical market is intense. Reference products face competition on numerous fronts as technological advances are made that may offer patients a more convenient form of administration or increased efficacy, or as new products are introduced. As new products are approved that compete with the reference product for PF708, such as Forteo, sales may be significantly and adversely impacted and may render the originator obsolete. If the market for Forteo is impacted, we and Alvogen in turn may lose significant market share or market potential for the FDA-approved PF708 product and PF708. As a result, the value of the FDA-approved PF708 product, PF708 and our product pipeline could be negatively impacted and our business, prospects and financial condition could suffer.

The FDA-approved PF708 product, PF708 and our other product candidates, if approved, face significant competition from the reference products and from therapeutic equivalent products of the reference products, and from other products. Our or our collaboration partners’ failure to effectively compete may prevent us from achieving significant market penetration and expansion.

We and Alvogen face highly competitive pharmaceutical markets. With the FDA approval for PF708, Alvogen is responsible for commercializing and manufacturing the FDA-approved PF708 product in the United States. Successful competitors in the pharmaceutical market have the ability to effectively discover, obtain patents, develop, test and obtain regulatory approvals for product candidates, as well as the ability to effectively commercialize, market and promote approved products, including communicating the effectiveness, safety and value of products to consumers and medical professionals. Numerous companies, universities, and other research institutions are engaged in developing, patenting, manufacturing and marketing of products competitive with the FDA-approved PF708 product, PF708 and other product candidates we are developing. For example, in April 2017, the FDA approved Radius Health’s TYMLOS® (abaloparatide), and in April 2019, the FDA approved Evenity (romosozumab) a once monthly monoclonal antibody product developed by Amgen and UCB, each of which compete with the FDA-approved PF708 product. Teva Pharmaceuticals USA, Inc. has filed an ANDA referencing Forteo that, if approved, could compete with the FDA-approved PF708 product. Apotex Corp. also has submitted an ANDA for a generic version of Forteo, and other generic drug manufacturers may have filed and/or in the future may file ANDAs referencing Forteo that, if approved, could compete with the FDA-approved PF708 product. Any such competition could also adversely affect the market size and opportunity for the FDA-approved PF708 product and PF708. Many of these potential competitors, such as Amgen Inc., Eli Lilly, Teva Pharmaceutical Industries Limited, and Radius Health are large, experienced companies that enjoy significant competitive advantages, such as substantially greater financial, research and development, manufacturing, personnel and marketing resources. Recent and potential future merger and acquisition activity in the biotechnology and pharmaceutical industries is likely to result in even more resources being concentrated among a smaller number of our competitors. These companies also maintain greater brand recognition and more experience and expertise in undertaking preclinical testing and clinical trials of product candidates and obtaining the FDA and other regulatory approvals of products. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel compounds that could make the FDA-approved PF708 product, PF708 and our other product candidates obsolete.

In addition, the FDA has approved PF708 pursuant to the 505(b)(2) regulatory pathway in the United States with Forteo as the reference product. Only if the FDA-approved PF708 product obtains an “A” therapeutic equivalence designation may the FDA-approved PF708 product be permitted to be automatically substituted for Forteo, depending on applicable laws and policies within each of the 50 states. In the case of Teva’s and Apotex’s competitive products, upon any approval of such competitor’s ANDA by the FDA, such competitor’s product would be permitted to be automatically substituted for Forteo, depending on applicable laws and policies within each of the 50 states, without the need to obtain an “A” therapeutic equivalence designation.

In addition, the FDA-approved PF708 product, and if approved, PF708 and our other product candidates, face competition from companies that develop and commercialize products that compete directly with our products. See “Risks Related to Government Regulation—If the FDA approves other therapeutic equivalent or generic products with Forteo as the reference drug and these drug products are successfully commercialized, the FDA-approved PF708 product may face additional competition and our business could suffer.”

If any competitor products are approved that compete with the FDA-approved PF708 product, PF708 or our other product candidates as described herein, our product revenue could suffer, and it would have a material adverse effect on our financial condition and results of operations.

Use of the FDA-approved PF708 product, PF708 or our other product candidates could be associated with side effects or adverse events.

Use of the FDA-approved PF708 product, PF708 or our other product candidates could be associated with side effects or adverse events which can vary in severity (from minor reactions to death) and frequency (infrequent or prevalent). Side effects or adverse events associated with the use of the FDA-approved PF708 product, PF708 or our other product candidates may be observed at any time, including in clinical trials or when a product is commercialized, and any such side effects or adverse events may negatively affect our and our collaboration partners’ ability to obtain and maintain regulatory approval or market the FDA-approved PF708 product, PF708 or our product candidates. Side effects such as toxicity or other safety issues associated with the use of the FDA-approved PF708 product, PF708 or our product candidates could require us, Alvogen, or our other collaboration partners to perform additional studies or halt development or sale of the FDA-approved PF708 product, PF708 or these other product candidates or expose us, Alvogen, or our other collaboration partners to product liability lawsuits which would harm our business. We, Alvogen, or our other collaboration partners may be required by regulatory agencies to conduct additional animal or human studies regarding the safety and efficacy of the FDA-approved PF708 product, PF708 or our other product candidates which were not planned or anticipated. We, Alvogen, or our other collaboration partners may also be required to change product labeling, including increasing the prominence and content of warnings and contraindications for our products. The FDA could require us or our collaboration partners to develop a Risk Evaluation and Mitigation Strategy (“REMS”) for such product or, if a REMS is already in place, to incorporate additional requirements under the REMS, and foreign regulatory authorities may require similar risk management strategies. There can be no assurance that we or our collaboration partners will resolve any issues related to any product-related adverse events to the satisfaction of the FDA or any regulatory agency in a timely manner or ever, which could harm our business, prospects and financial condition.

In addition, if we, Alvogen, and our other collaboration partners are successful in commercializing the FDA-approved PF708 product, or if approved, PF708 outside the United States, or any other product candidates, the FDA, European Medicines Agency (“EMA”), competent authorities of the Member States of the European

Economic Area (“EEA”), and other foreign regulatory agency regulations require that the application holder timely report certain information about adverse medical events. We, Alvogen, or our other collaboration partners may fail to report adverse events we become aware of within the prescribed timeframe. We, Alvogen, or our other collaboration partners may also fail to appreciate that we or our collaboration partners have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or delayed in time from the use of our products. If we or our collaboration partners fail to comply with our reporting obligations, the FDA, the EMA, competent authorities of the Member States of the EEA, or other foreign regulatory agencies could take action including criminal prosecution, the imposition of civil monetary penalties, seizure of our products, or delay in approval or clearance of our products.

With the FDA approval of the PF708 product, we are substantially dependent on the commercial success of the FDA-approved PF708 product to be marketed by Alvogen in the United States. In addition, we currently rely on a limited number of third parties for a substantial portion of our revenue. The loss of or a change in Alvogen or any of these third parties, including its creditworthiness, could materially reduce our revenue and adversely impact our financial position.

Alvogen’s ability to successfully commercialize the FDA-approved PF708 product, the first FDA-approved product that we developed, is critical to the execution of our business strategy. For a discussion of risks relating to the degree of market acceptance and commercial success of the PF708 product, please see the risk factors entitled: “The FDA-approved PF708 product, PF708 and our other product candidates, if approved, face significant competition from the reference products and from therapeutic equivalent products of the reference products, and from other products. Our or our collaboration partners’ failure to effectively compete may prevent us from achieving significant market penetration and expansion;” “Although the FDA-approved PF708 product has obtained regulatory approval from the FDA, PF708 may not be approved by other regulatory authorities and even if PF708 or our other product candidates obtain additional regulatory approvals, they may never achieve market acceptance or commercial success;” and “If the FDA-approved PF708 product does not receive an “A” therapeutic equivalence designation from the FDA, our business may suffer.” Alvogen may experience significant fluctuations in sales of the FDA-approved PF708 product from period to period and, ultimately, we may never generate sufficient revenue from our agreement with Alvogen to reach or maintain profitability or sustain anticipated levels of operation. Any inability on the part of Alvogen to successfully commercialize the FDA-approved PF708 product in the United States and to successfully commercialize PF708 in any significant international markets where PF708 may be subsequently approved, or any significant delay, could have a material effect on our financial condition and results of operations. We have also entered into an agreement with NT Pharma to develop and commercialize PF708 in certain territories, and subsequently agreed to allow NT Pharma to assign its rights and obligations under the agreement to Kangchen, a wholly-owned subsidiary of Konruns. The prospects for the FDA-approved PF708 product and PF708 depend on the expertise, development and commercial skills, and financial strength of Alvogen and NT Pharma, and when assigned, Kangchen.

In addition to our reliance on the commercial success of the FDA-approved PF708 product and PF708, two third parties accounted for more than 10% of our 2019, 2018 and 2017 revenue. For the year ended December 31, 2019, Jazz and Alvogen each accounted for more than 10% of our revenue. Jazz and Biomedical Advanced Research and Development Authority (“BARDA”) each accounted for more than 10% of our revenue in 2018 and 2017.

The loss of any key collaboration partner, especially Alvogen and/or Jazz, or any significant adverse change in the size or terms of a contract with a key third party could significantly reduce our revenue over the short term. Moreover, having our revenue concentrated among a limited number of entities creates a concentration of financial risk for us, and in the event that any significant third party is unable to fulfill its payment obligations to us, our operating results and cash position would suffer. See “Risks Relating to our Reliance on Third Parties—We are substantially dependent on the expertise of Alvogen, Jazz, and NT Pharma to develop and commercialize the FDA-approved PF708 product, and PF708 and certain other product candidates, if approved. If we fail to maintain our current strategic relationship with Alvogen, Jazz, NT Pharma, or with any future collaboration partner, our business, commercialization prospects and financial condition may be materially adversely affected.”

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, or the perception of their effects, may materially and adversely affect our business, operations and financial condition

Outbreaks of epidemic, pandemic or contagious diseases, such as COVID-19, have and may continue to significantly disrupt our business. Such outbreaks pose the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time due to spread of the disease, or due to shutdowns that may be requested or mandated by federal, state and local governmental authorities both within and outside the United States. Business disruptions could include disruptions or restrictions on our ability to travel, as well as temporary closures of our facilities and the facilities of our partners, clinical trial sites, service providers, suppliers or contract manufacturers. While it is not possible at this time to estimate the overall impact that the COVID-19 pandemic could have on our business, the continued rapid spread of COVID-19, both across the United States and through much of the world, and the measures taken by the governments of countries and local authorities has disrupted and could delay advancing our product pipeline, could delay our and our collaboration partners’ clinical trials, could delay our overall preclinical activities, and could disrupt the manufacture or shipment of both drug substance and finished drug product for our product candidates for preclinical testing and clinical trials and adversely impact our and our collaboration partners’ business, financial condition or operating results. Any of these effects could adversely affect our ability to obtain regulatory approval for and to commercialize our and our collaboration partners’ products and product candidates, increase our operating expenses and have a material adverse effect on our business, prospects and financial condition.

The global outbreak of COVID-19 continues to evolve, and the conduct of our and our collaboration partners’ clinical trials and studies may be adversely affected, despite efforts to mitigate this impact. For example, we could experience delays in initiating and conducting a comparative use human factors study to generate the additional data requested by the FDA to evaluate the therapeutic equivalence of the FDA-approved PF708 product and Forteo. Any delays in our and our collaboration partners clinical trials could adversely affect our ability to obtain regulatory approval for and to commercialize our product candidates and would have a material adverse effect on our financial condition and results of operations.    See “Risks Related to Government Regulation — Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.”

The state of California, where our corporate office is located, has issued orders for all residents to remain at home, except as needed for essential activities as a result of the COVID-19 pandemic and we have had to implement work from home policies that may continue for an indefinite period. We have taken steps to protect the health and safety of our employees and community, while working to ensure the sustainability of our business operations as this unprecedented situation continues to evolve.

We continue to evaluate the impact COVID-19 may have on our ability to effectively conduct our business operations as planned while taking into account regulatory, institutional, and government guidance and policies, but there can be no assurance that we will be able to avoid part or all of any impact from the spread of COVID-19 or its consequences. Any shutdowns or other business interruptions could result in material and negative effects to our ability to conduct our business in the manner and on the timelines presently planned, which could have a material adverse effect on our business, prospects and financial condition.

Some of our third-party manufacturers which we use for the supply of materials for product candidates or other materials necessary to manufacture product to conduct preclinical tests and clinical trials are located in countries affected by COVID-19, and should they experience disruptions, such as temporary closures or suspension of services, we would likely experience delays in advancing these tests and trials. Furthermore, the spread of the virus may affect the operations of key governmental agencies, such as the FDA, which may delay the development of our product candidates. Earlier this year, for example, the FDA announced that it was suspending physical inspection of manufacturing facilities; in instances in which such an inspection is necessary for the FDA to approve a pending NDA, the suspension of inspections may delay product approvals. The spread of an infectious disease, including COVID-19, may also result in the inability of our suppliers to deliver components or raw materials on a timely basis or at all. Such events may result in a period of business disruption, and in reduced operations, or doctors and medical providers may be unwilling to participate in our clinical trials, any of which could materially affect our business, financial condition and results of operations.

The COVID-19 pandemic continues to rapidly evolve. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, such as the ultimate geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease and to address its impact, including on financial markets or otherwise. While the extent of the impact of the COVID-19 pandemic on our business and financial results is uncertain, a continued and prolonged public health crisis could have a material negative impact on our business, financial condition and operating results.

We may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable product candidates.

We continue to evaluate our business strategy and, as a result, may modify our strategy in the future. In this regard, we may, from time to time, focus our product development efforts on different product candidates or may delay, suspend or terminate the future development of a product candidate at any time for strategic, business, financial or other reasons. For example, in 2017 we decided to pause development activities on PF582 and PF529 and focus development efforts elsewhere within the product portfolio while we continue to engage potential strategic partners for PF582 and PF529 to advance the programs and maximize value. As a result of changes in our strategy, we have and may in the future change or refocus our existing product development, commercialization and manufacturing strategies. This could require changes in our facilities and our personnel. Any product development changes that we implement may not be successful. In particular, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable product candidates. Our decisions to allocate our research and development, management and financial resources toward particular product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate product development programs may also prove to be incorrect and could cause us to miss valuable opportunities.

We currently have limited marketing capabilities and no sales organization.

We currently have limited sales and marketing capabilities. We have no prior experience in the marketing, sale and distribution of pharmaceutical products and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team.

To commercialize and manufacture the FDA-approved PF708 product and PF708, we have entered into collaboration agreements with Alvogen and NT Pharma and the prospects for the FDA-approved PF708 product and PF708 depend on the expertise, development and commercial skills, and financial strength of Alvogen and NT Pharma. Under the Alvogen agreements, Alvogen has the exclusive right to commercialize and manufacture PF708 in the United States, European Union, Middle East, North Africa, and the rest of the world not covered by the NT Pharma territory. The loss for any reason of Alvogen as a key partner could have a significant and adverse impact on our business. If we are unable to retain Alvogen as a partner on commercially acceptable terms, we may not be able to commercialize the FDA-approved PF708 product and PF708, if approved, as planned and we could experience delays in or suspension of the U.S. commercial launch of the FDA-approved

PF708 product. Under the NT Pharma agreement, we granted an exclusive license to NT Pharma to commercialize PF708 in certain Asian countries and a non-exclusive license to conduct development activities in such territories with respect to PF708. For our other product candidates, if approved, we will need to identify potential sales, marketing and distribution partners or establish our own internal sales force. In the future, we may choose to collaborate with other third parties that have direct sales forces and established distribution systems, either to augment our own sales force or in lieu of our own sales force. If we are unable to maintain and/or enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize the FDA-approved PF708 product or our other product candidates. If we are not successful in commercializing the FDA-approved PF708 product, or PF708 or our other product candidates, if approved, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we would incur significant additional losses.

We enter into various contracts in the normal course of our business that periodically incorporate provisions whereby we indemnify the other party to the contract. In the event we would have to perform under these indemnification provisions, it could have a material adverse effect on our business, financial position and results of operations.

In the normal course of business, we periodically enter into academic, commercial and consulting agreements that contain indemnification provisions. With respect to our academic agreements, we may be required to indemnify the institution and related parties from losses arising from claims relating to the products, processes or services made, used, sold or performed pursuant to the agreements for which we have secured licenses, and from claims arising from our or our sublicensees’ exercise of rights under the agreement. With respect to commercial agreements entered into with our protein production customers, we typically provide indemnification for claims from third parties arising out of any potential intellectual property infringement associated with our Pfēnex Expression Technology® in the course of performing our services. With respect to our commercial agreements, the bulk of which are with contract manufacturers, we indemnify our vendors from third-party product liability claims which result from the production, use or consumption of the product, as well as for certain alleged infringements of any patent or other intellectual property right by a third party. With respect to consultants, we indemnify them from claims arising from the good faith performance of their services. In all of the above cases, we do not indemnify the parties for claims resulting from the negligence or willful misconduct of the indemnified party.

In certain circumstances, we maintain insurance coverage which we believe may limit our obligations under certain of these indemnification provisions. However, we do not carry insurance for all risks that our business may encounter, including our obligations under certain indemnification provisions. To the extent we do not have insurance to cover certain indemnification obligations, we are denied insurance coverage, or our obligation under an indemnification provision exceeds applicable insurance coverage, any significant, uninsured liability may require us to pay substantial amounts, which would adversely affect our working capital and results of operations.

We may have difficulty expanding our operations successfully.

As we advance our product candidates through the development process, we will need to expand our development, regulatory, manufacturing, quality, sales and marketing capabilities or contract with other organizations to provide these capabilities for us. As our operations expand, we expect that we will need to manage additional relationships with various collaboration partners, suppliers and other organizations, including with respect to the commercialization of the FDA-approved PF708 product and PF708.

As of March 31, 2020, we had 85 full-time employees, including a total of 23 employees who hold Ph.D. or other doctoral degrees. Our management and personnel, systems and facilities currently in place may not be adequate to support this future growth. Therefore, we will need to continue to expand our managerial, operational, finance and other resources to manage our operations and clinical trials, continue our development activities and potentially commercialize our current product candidates, if approved. In order to effectively execute our growth strategy, we will be required to:

•	manage our clinical trials effectively;

•	identify, recruit, retain, incentivize and integrate additional employees;

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establish and maintain collaborations with third parties for the development and commercialization of the FDA-approved PF708 product, PF708 and our product candidates, or otherwise build and maintain a sales, marketing and distribution infrastructure to commercialize PF708 or any other products for which we may obtain marketing approval;

•	manage our internal development efforts effectively while carrying out our contractual obligations to third parties; and

•	continue to improve our operational, financial and management controls, reporting systems and procedures.

Due to our limited financial resources and our limited experience in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. In addition, this expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our development and strategic objectives, or disrupt our operations, which could materially impact our business, revenue, and operating results.

The U.S. government holds certain intellectual property rights related to our Anthrax vaccines, Px563L and RPA563.

Although we have intellectual property related to expression of recombinant protective antigen in P. fluorescens, the U.S. government holds certain patents related to the recombinant protective antigen in Px563L and RPA563, as well as certain license rights to intellectual property related to other Px563L components used to produce the final vaccine, which, if exercised, could materially impact our business, revenue and operating results. We have rights to utilize this intellectual property held by the U.S. government by virtue of the Authorization and Consent clauses of our contracts with the U.S. government.

Our contracts with the U.S. government, and our subcontracts with U.S. government contractors, require ongoing funding decisions by the U.S. government; reduced or discontinued funding of these contracts could cause our financial condition and operating results to suffer.

Development of our anthrax vaccines, Px563L and RPA563, is funded by BARDA. The funding for government programs is subject to Congressional appropriations, often made on a fiscal year basis, even for programs designed to continue for several years. These appropriations can be subject to political considerations and stringent budgetary constraints. For example, on March 29, 2019, we received notice from BARDA informing us of BARDA’s decision to not exercise development options for cGMP manufacturing and potential Phase 1/2b study readiness for Px563L and RPA563. Following the receipts of the notice from BARDA and pursuant to ongoing discussions with BARDA, we deprioritized this program in our portfolio, and we do not anticipate receiving significant revenue from this program going forward. Additionally, our government-funded development contracts give the U.S. government the right, exercisable in its sole discretion, to extend this contract for successive options following a base period of performance. The value of the services to be performed during these options may constitute the majority of the total value of the underlying contract. If levels of government expenditures and authorizations for biodefense decrease or shift to programs in areas where we do not offer products or are not developing product candidates, or if the U.S. government otherwise declines to exercise its options under its contracts with us, our business, revenue and operating results would suffer.

Our current contract with BARDA is a cost-plus fixed fee contract and potential future contracts with the U.S. government may also be structured this way. Under our cost-plus fixed fee contracts, we are allowed to recover our approved costs plus a fixed fee. The total price on a cost-plus fixed fee contract is based primarily on allowable costs incurred, but generally is subject to contract funding limitations. U.S. government regulations require us to notify our customer of any cost overruns or underruns on a cost-plus fixed fee contract. If we incur costs in excess of the funding limitation specified in the contract, we may not be able to recover those cost overruns.

Moreover, changes in U.S. government contracting policies could directly affect our financial performance. Factors that could materially adversely affect our U.S. government contracting business include:

•	budgetary constraints affecting U.S. government spending generally, or specific departments or agencies in particular;

•	changes in U.S. government fiscal policies or available funding;

•	changes in U.S. government defense and homeland security priorities;

•	changes in U.S. government programs or requirements;

•	adoption of new laws or regulations;

•	technological developments;

•	U.S. government shutdowns, threatened shutdowns or budget delays;

•	competition and consolidation in our industry; and

•	general economic conditions.

These or other factors could cause U.S. government departments or agencies to reduce their development funding or future purchases under contracts, to exercise their right to terminate contracts or fail to exercise their options to extend our contracts, any of which could have a material adverse effect on our business, financial condition, operating results and ability to meet our financial obligations.

Unfavorable provisions in government contracts, some of which are customary, may subject our business to material limitations, restrictions and uncertainties and may have a material adverse impact on our financial condition and operating results.

Government contracts contain provisions that give the U.S. government substantial rights and remedies, many of which are not typically found in commercial contracts, including provisions that allow the U.S. government to:

•	terminate existing contracts, in whole or in part, for any reason or no reason;

•	unilaterally reduce or modify the government’s obligations under such contracts or subcontracts, without the contractor’s consent, including by imposing equitable price adjustments;

•	audit contract-related costs and fees, including allocated indirect costs;

•	claim rights, including intellectual property rights, in products and data developed under such agreements;

•	under certain circumstances involving public health and safety, license inventions made under such agreements to third parties;

•	suspend the contractor from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

•	impose U.S. manufacturing requirements for products that embody inventions conceived or first reduced to practice under such contracts;

•	suspend or debar the contractor from doing future business with the government;

•	decline to exercise an option to continue a contract;

•	exercise an option to purchase only the minimum amount, if any, specified in a contract;

•	decline to exercise an option to purchase the maximum amount, if any, specified in a contract;

•	claim rights to facilities or to products, including intellectual property, developed under the contract;

•	require repayment of contract funds spent on construction of facilities in the event of contract default;

•	take actions that result in a longer development timeline than expected;

•	change the course of a development program in a manner that differs from the contract’s original terms or from our desired development plan, including decisions regarding our partners in the program;

•	pursue civil or criminal remedies under the False Claims Act (FCA) and False Statements Act; and

•	control or prohibit the export of products.

Generally, government contracts, including our contract with BARDA, contain provisions permitting unilateral termination or modification, in whole or in part, at the U.S. government’s convenience. Under general principles of government contracting law, if the U.S. government terminates a contract for convenience, the government contractor may recover only its incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the U.S. government terminates a contract for default, the government contractor is entitled to recover costs incurred and associated profits on accepted items only and may be liable for excess costs incurred by the government in procuring undelivered items from another source. In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized accounting systems unique to government contracts;

•	mandatory financial audits and potential liability for price adjustments or recoupment of government funds after such funds have been spent;

•	public disclosures of certain contract information, which may enable competitors to gain insights into our research program;

•	mandatory internal control systems and policies; and

•	mandatory socioeconomic compliance requirements, including labor standards, non-discrimination and affirmative action programs and environmental compliance requirements.

If we fail to maintain compliance with these requirements, we may be subject to potential contract or FCA liability and to termination of our contracts.

Furthermore, we are required to enter into agreements and subcontracts with third parties, including suppliers, consultants and other third-party contractors in order to satisfy our contractual obligations pursuant to our agreements with the United States government. Negotiating and entering into such arrangements can be time-consuming and we may not be able to reach agreement with such third parties. Any such agreement must also be compliant with the terms of our government contract. Any delay or inability to enter into such arrangements or entering into such arrangements in a manner that is non-compliant with the terms of our contract, may result in violations of our contract.

We may not have the right to prohibit the U.S. government from using certain technologies developed by us, and we may not be able to prohibit third-party companies, including our competitors, from using those technologies in providing products and services to the U.S. government. The U.S. government generally takes the position that it has the right to royalty-free use of technologies that are developed under U.S. government contracts.

Most U.S. government contracts grant the U.S. government the right to use on a royalty free basis, for or on behalf of the U.S. government, any technologies developed and data first produced by the contractor under the government contract. If we were to develop technology under a contract with such a provision, we might not be able to prohibit third parties, including our competitors, from using that technology in providing products and services to the U.S. government.

Our business is subject to audit by the U.S. government and a negative audit could adversely affect our business.

U.S. government agencies such as the Department of Health and Human Services (“HHS”) and the Defense Contract Audit Agency (“DCAA”) routinely audit and investigate government contractors and recipients of federal grants and contracts. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards.

The HHS and the DCAA also review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s accounting, purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including:

•	termination of contracts;

•	forfeiture of profits;

•	suspension of payments;

•	fines; and

•	suspension or prohibition from conducting business with the U.S. government.

In addition, we could suffer serious reputational harm if allegations of impropriety were made against us, which could cause our stock price to decrease.

The United States government’s determination to award a future contract may be challenged by an interested party, such as another bidder, at the United States Government Accountability Office (“GAO”) or in federal court. If such a challenge is successful, any future contract we may be awarded may be terminated.

The laws and regulations governing the procurement of goods and services by the U.S. government provide procedures by which other bidders and interested parties may challenge the award of a government contract. If we are awarded a government contract, such challenges or protests could be filed even if there are not any valid legal grounds on which to base the protest. If any such protests are filed, the government agency may decide to suspend our performance under the contract while such protests are being considered by the GAO or the applicable federal court, thus potentially delaying delivery of payment. In addition, we could be forced to expend considerable funds to defend any potential award. If a protest is successful, the government may be ordered to terminate the contract and resolicit proposals. The government agencies with which we have contracts could even be directed to award a potential contract to one of the other bidders.

Laws and regulations affecting government contracts make it more costly and difficult for us to successfully conduct our business.

We must comply with numerous laws and regulations relating to the formation, administration and performance of government contracts, which can make it more difficult for us to retain our rights under our government contracts, including our contract with BARDA. These laws and regulations affect how we conduct business with government agencies. Among the most significant government contracting regulations that affect our business are:

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the Federal Acquisition Regulations (“FAR”) and agency-specific regulations supplemental to the FAR, which comprehensively regulate the procurement, formation, administration and performance of government contracts;

•	the Truth in Negotiations Act, which requires certification and disclosure of cost or pricing data in connection with contract negotiations;

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business ethics and public integrity obligations, which govern conflicts of interest and the hiring of former government employees, restrict the granting of gratuities and funding of lobbying activities and include other requirements such as the Anti-Kickback Statute and Foreign Corrupt Practices Act;

•	export and import control laws and regulations; and

•	laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

Any material changes in applicable laws and regulations could restrict our ability to maintain our existing BARDA contract and obtain new contracts, which could limit our ability to conduct our business and materially adversely affect our results of operations.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of products we develop.

We face a risk of product liability as a result of the clinical testing of our product candidates and may face an even greater risk in connection with the commercialization of the FDA-approved PF708 product in addition to any other of our products that may be approved. For example, we may incur liability if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for the FDA-approved PF708 product, PF708 or any other product candidates or products we develop;

•	injury to our reputation and significant negative media attention;

•	withdrawal of clinical trial participants or cancellation of clinical trials;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	regulatory investigations, product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	loss of revenue; and

•	the inability to commercialize any products we develop.

Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could impact the commercialization of PF708 and any other products we develop. We currently carry product liability insurance in the amount of $10.0 million in the aggregate. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions and deductibles, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses. Since we have received FDA approval for the PF708 product in the United States and if we obtain approval for marketing any of our product candidates, we may expand our insurance coverage to include the sale of such products; however, we may be unable to obtain this liability insurance on commercially reasonable terms.

Our employees, independent contractors, principal investigators, CROs, CMOs, consultants and collaboration partners may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk that our employees, independent contractors, principal investigators, third-party clinical research organizations (“CROs”) and contract manufacturing organizations (“CMOs”), consultants and collaboration partners may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or unauthorized activities that violate: (1) regulations of the FDA and comparable foreign authorities, including those laws requiring the reporting of true, complete and accurate information to such authorities; (2) manufacturing standards; (3) federal and state healthcare fraud and abuse laws and regulations; or (4) laws that require the reporting of true and accurate financial information and data. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. These activities also include the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a Code of Ethics and Conduct, but it is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Our cash and cash equivalents and short-term investments could be adversely affected if the financial institutions in which we hold our cash and cash equivalents and short-term investments fail.

We regularly maintain cash balances at third-party financial institutions in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit. While we monitor the cash balances in our accounts and adjust the balances as appropriate, these balances could be impacted, and there could be a material adverse effect on our business, if one or more of the financial institutions with which we deposit fails or is subject to other adverse conditions in the financial or credit markets. To date, we have experienced no loss or lack of access to our invested cash or cash equivalents; however, we can provide no assurance that access to our invested cash and cash equivalents will not be impacted by adverse conditions in the financial and credit markets.

We may be subject to information technology failures, including data protection breaches and cyber-attacks, that could disrupt our operations, damage our reputation and adversely affect our business, operations, and financial results.

We rely on our information technology systems for the effective operation of our business and for the secure maintenance and storage of confidential data relating to our business and third-party businesses. Although we have implemented certain security controls to protect our information technology systems, experienced programmers or hackers may be able to penetrate our security controls, and develop and deploy viruses, worms and other malicious software programs that compromise our confidential information or that of third parties and cause a disruption or failure of our information technology systems. Any such compromise of our information technology systems could result in the unauthorized publication of our confidential business or proprietary information, result in the unauthorized release of customer, supplier or employee data, result in a violation of privacy or other laws, expose us to a risk of litigation, or damage our reputation. The cost and operational consequences of implementing further data protection measures either as a response to specific breaches or as a result of evolving risks, could be significant. In addition, our inability to use or access our information systems at critical points in time could adversely affect the timely and efficient operation of our business. Any delayed sales, significant costs or lost customers resulting from these technology failures could adversely affect our business, operations and financial results.

Third parties with which we conduct business have access to certain portions of our sensitive data. In the event that these third parties do not properly safeguard our data that they hold, security breaches could result and negatively impact our business, operations and financial results.

Due to COVID-19, we have an increased number of employees working remotely. As a result, we may have increased cyber security and data security risks, due to increased use of home wi-fi networks and virtual private networks, as well as increased disbursement of physical machines. While we implement IT controls to reduce the risk of a cyber security and data security breach, there is no guarantee that these measures will be adequate to safeguard all systems with an increased number of employees working remotely.

Our business involves the use of hazardous materials and we, our collaboration partners, and our third-party manufacturers and suppliers must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Our research and development and manufacturing activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials owned by us, including small quantities of acetonitrile, methanol, ethanol, ethidium bromide and compressed gases, and other hazardous compounds. We and our collaboration partners, manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts and business operations, environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products.

Although we believe that the safety procedures utilized by us and our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of certain materials and interrupt our business operations.

We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, and the handling of biohazardous materials. Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. For claims not covered by workers’ compensation insurance, we also maintain an employer’s liability insurance policy in the amount of $1.0 million per occurrence and in the aggregate. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us.

Environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. Any inability to comply with environmental laws and regulations may adversely affect our business and operating results.

Changes in accounting principles, or interpretations thereof, could have a significant impact on our financial position and results of operations.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, referred to as GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles. A change in these principles can have a significant effect on our reported results and may even retroactively affect previously reported transactions. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems, processes and controls.

It is not clear if or when these potential changes in accounting principles may become effective, whether we have the proper systems and controls in place to accommodate such changes and the impact that any such changes may have on our financial position and results of operations.

Although the FDA-approved PF708 product has obtained regulatory approval from the FDA, PF708 may not be approved by other regulatory authorities and even if PF708 or our other product candidates obtain additional regulatory approvals, they may never achieve market acceptance or commercial success.

Although the FDA-approved PF708 product has obtained regulatory approval from the FDA, and even if we obtain other regulatory approvals, the FDA-approved PF708 product or any of our other product candidates, if approved, may not achieve market acceptance among physicians and patients and may not be commercially successful. The degree and rate of market acceptance of the FDA-approved PF708 product, PF708, or any of our other product candidates for which we receive approval depends on a number of factors, including:

•	the performance of our collaboration partners, including Alvogen, Jazz, and NT Pharma;

•	the safety and efficacy of the product as demonstrated in clinical trials;

•	the clinical indications for which the product is approved;

•	acceptance by physicians, major operators of clinics and patients of the product as a safe and effective treatment;

•

whether we obtain an “A” therapeutic equivalence designation for the FDA-approved PF708 product, which may allow the product to be automatically substituted for Forteo, depending on applicable laws and policies within each of the 50 states;

•	whether we or Alvogen are able to obtain timely and adequate coverage and reimbursement for our products by key payors, such as Medicare Part D for the FDA-approved PF708 product in the United States;

•	proper training and administration of our products by physicians, medical staff, and patients;

•	the potential and perceived advantages of our products over alternative treatments;

•

the cost of treatment in relation to alternative treatments and willingness to pay for the FDA-approved PF708 product, PF708 and our other product candidates, if approved, on the part of physicians and patients;

•	relative convenience and ease of administration;

•	the prevalence and severity of adverse events; and

•	the effectiveness of our sales and marketing efforts.

Any failure by the FDA-approved PF708 product or product candidates that obtain regulatory approval to achieve market acceptance or commercial success would materially adversely affect our results of operations and delay, prevent or limit our ability to generate revenue and continue our business.

Risks Relating to our Reliance on Third Parties

We are substantially dependent on the expertise of Alvogen, Jazz, and NT Pharma to develop and commercialize the FDA-approved PF708 product, and PF708 and certain other product candidates, if approved. If we fail to maintain our current strategic relationship with Alvogen, Jazz, NT Pharma, or with any future collaboration partner, our business, commercialization prospects and financial condition may be materially adversely affected.

Because we have limited or no capabilities for commercial, manufacturing, sales, marketing and distribution, we have entered into alliances and may need to enter into additional alliances with other companies to develop and commercialize our products that we have developed and our product candidates. For example, to commercialize the FDA-approved PF708 product and PF708 if approved in other territories, we have entered into collaboration agreements with Alvogen and NT Pharma and the prospects for the FDA-approved PF708 product and PF708 if approved outside the United States, depends in part on the expertise, commercial skills, and financial strength of Alvogen and NT Pharma. Under the Alvogen agreements, Alvogen has the exclusive right to commercialize and manufacture the FDA-approved PF708 product in the United States, and PF708 in the European Union, Middle East, North Africa, and the rest of the world not covered by the NT Pharma agreement. We may be unable to establish or maintain this relationship with Alvogen on a commercially reasonable basis, if at all. In addition, Alvogen may have similar or more established relationships with our competitors. Moreover, the loss for any reason of Alvogen as a key partner could have a significant and adverse impact on our business. If we are unable to retain Alvogen as a partner on commercially acceptable terms, the commercialization of PF708 may not occur as planned and there could be delays in or suspension of the commercial launch of the FDA-approved PF708 product in the United States. Under the NT Pharma agreement, we granted an exclusive license to NT Pharma to commercialize PF708 in certain Asian countries, if approved, and a non-exclusive license to conduct development activities in such territories with respect to PF708. In addition, we entered into an agreement with Jazz, pursuant to which we have transferred the development, manufacturing and commercialization of certain product candidates.

In July 2016, we entered into a license and option agreement with Jazz, pursuant to which we and Jazz are collaboratively developing hematologic oncology products, including PF743 (JZP-458), a recombinant Erwinia asparaginase, and PF745 (JZP-341), a long-acting Erwinia asparaginase, and Jazz has the exclusive right to manufacture and commercialize such products throughout the world. In December 2017, we amended the agreement. As of March 31, 2020, we may be eligible to receive additional payments under the amended agreement of up to $162.5 million based on achievement of certain research and development, regulatory and sales-related milestones, bringing the total value of payments and potential payments associated with the collaboration to $224.5 million. In addition, we may be eligible to receive tiered royalties on worldwide sales of any products resulting from the collaboration at rates reduced from those under the 2016 agreement.

The prospects for the FDA-approved PF708 product, and PF708 and the other product candidates developed under these collaborations depend on the expertise, development and commercial skills, and financial strength of Alvogen, Jazz, and NT Pharma. Our collaborations with Alvogen, Jazz, NT Pharma or any future collaboration partner may not be successful, and we may not realize the expected benefits from such collaborations, due to a number of important factors, including but not limited to the following:

•

Alvogen, Jazz, NT Pharma, or any future collaboration partner may terminate their agreements with us prior to completing development or commercialization of the FDA-approved PF708 product, PF708 or the other product candidates under the collaboration, in whole or in part, adversely impacting the potential approval and our revenue from licensed products;

•

the timing and amount of any payments we may receive under these agreements will depend on, among other things, the efforts, allocation of resources, and successful commercialization of the FDA-approved PF708 product and PF708 by Alvogen or the relevant product candidates by Jazz, NT Pharma, or any future collaboration partner, as applicable, under our agreements;

•	the timing and amounts of expense reimbursement that we may receive are uncertain; or

•	Alvogen, Jazz, NT Pharma, or any future collaboration partner may change the focus of their development or commercialization efforts or pursue or emphasize higher priority programs.

A failure of Alvogen, Jazz, NT Pharma or any future collaboration partner to successfully develop our product candidates which are covered by the collaboration, or to commercialize the PF708 product, PF708 or such other product candidates, or the termination of our agreements with Alvogen, Jazz, NT Pharma, or any future collaboration partner, as applicable, may have a material adverse effect on our business, results of operations and financial condition.

We are dependent on Alvogen for the commercial manufacture and supply of the FDA-approved PF708 product. The manufacture of the FDA-approved PF708 product is complex and Alvogen may encounter difficulties in production, particularly with respect to scaling up Alvogen’s manufacturing capabilities of the FDA-approved PF708 product.

The process of manufacturing the FDA-approved PF708 product is complex, highly-regulated and subject to multiple risks. The manufacture of the FDA-approved PF708 product, PF708, and our product candidates involves complex processes and is subject to the risks more fully described in the risk factor entitled “We rely on our collaboration partners, and other third parties, and in some cases a single third party, to manufacture commercial, nonclinical and clinical supplies of our product candidates, supply key materials to manufacture our other product candidates, and to store critical components of our other product candidates for us. Our business could be harmed if those third parties fail to provide us with sufficient quantities of our other product candidates or fail to do so at acceptable quality levels or prices.”

We have transferred our manufacturing processes for the FDA-approved PF708 product. The transfer of process to Alvogen, or to CMOs selected by Alvogen, and the actual manufacture of the FDA-approved PF708 product by Alvogen or its selected CMOs, is subject to risk and may not ultimately be successful or may take longer to succeed than expected, which could delay or impair commercialization activities in the United States, which would have an adverse effect on our business.

Reliance on Alvogen and third-party manufacturers entails risks to which we would not be subject if we manufactured the FDA-approved PF708 product ourselves, including reliance on Alvogen or the third-party for regulatory compliance and quality assurance, the possibility of breach of the manufacturing agreement by Alvogen or the third-party because of factors beyond our control, including a failure to manufacture the FDA-approved PF708 product in accordance with specifications, and the possibility of termination or nonrenewal of the agreement by Alvogen, based on its own business priorities, at a time that is costly or damaging to us. In addition, the FDA requires that the FDA-approved PF708 product be manufactured according to cGMP. Any failure by Alvogen to comply with cGMP or failure to scale up manufacturing processes, including any failure to deliver sufficient quantities of the FDA-approved PF708 product or PF708 in a timely manner, could lead to delay in, or failure to obtain, regulatory approval of PF708 in territories outside the United States. In addition, failure to comply with cGMP could be the basis for the FDA to issue a warning letter, withdraw approvals previously granted to us or our collaboration partners, or take other regulatory or legal action, including recall or seizure of the FDA-approved PF708 product, PF708 or other product candidate, total or partial suspension of production, suspension of on-going clinical trials, refusal to approve pending applications or supplemental applications, detention of product, refusal to permit the import or export of products, injunction, or imposing civil and criminal penalties.

Because we have received FDA approval for PF708, Alvogen is obligated to use diligent efforts to continue to develop, manufacture and commercialize the FDA-approved PF708 product at Alvogen’s cost and expense. We and Alvogen have not yet identified alternate suppliers for the FDA-approved PF708 product, nor have we identified alternate suppliers for any other product candidate, in the event the current CMOs we utilize are unable to scale to commercial production, pass required preapproval inspections, or if we otherwise experience any problems with them. Although we believe alternative third-party suppliers with the necessary manufacturing and regulatory expertise and facilities exist, it would be expensive and take a significant amount of time to arrange for, and qualify, alternative suppliers. Furthermore, if Alvogen is required to identify, qualify and contract with new manufacturing suppliers of the FDA-approved PF708 product or PF708, Alvogen would need to demonstrate to the satisfaction of the FDA in a bridging study that any new supply of the FDA-approved PF708 product is substantially the same as the previous supply of FDA-approved PF708 product. A bridging study may require further clinical testing, including testing in patients. We cannot assure you that we can arrange for alternative third-party manufacturing sources for the FDA-approved PF708 product on commercially reasonable terms or in a timely manner, or that such manufacturers or collaboration partners will be capable of manufacturing the FDA-approved PF708 product in compliance with cGMP and to FDA’s satisfaction.

Any significant disruption in our supplier relationships could harm our business. Any significant delay in the supply of a product candidate or its key materials for an ongoing clinical study could considerably delay completion of our clinical studies, product testing and potential regulatory approval of our product candidates. If Alvogen, our manufacturers or we are unable to purchase these key materials for the PF708 product, the commercial launch of the FDA-approved PF708 product could be delayed or there would be a shortage in supply, which would impair our ability to generate revenues from the sale of the FDA-approved PF708 product.

We rely on our collaboration partners, and other third parties, and in some cases a single third party, to manufacture commercial, nonclinical and clinical supplies our product candidates, supply key materials to manufacture our other product candidates, and to store critical components of our other product candidates for us. Our business could be harmed if those third parties fail to provide us with sufficient quantities of our other product candidates or fail to do so at acceptable quality levels or prices.

We do not currently have the infrastructure or capability internally to manufacture supplies of our product candidates for use in clinical studies, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. We rely on Alvogen, our collaboration partners, and other third-party manufacturers, including with respect to PF708, to manufacture PF708 or our product candidates for preclinical and clinical studies, and commercial supply. In addition, following FDA approval of PF708, Alvogen will also supply NT Pharma with PF708 if requested by NT Pharma. We have transferred the manufacturing techniques related to PF708 to Alvogen. Moreover, the market for contract manufacturing services for protein therapeutics is highly cyclical, with periods of relatively abundant capacity alternating with periods in which there is little available capacity. If our need for contract manufacturing services increases during a period of industry-wide production capacity shortage, we may not be able to produce our product candidates on a timely basis or on commercially viable terms. Although we generally do not begin a clinical study unless we believe we have a sufficient supply of a product or product candidate to complete such study, any significant delay or discontinuation in the supply of a product or product candidate for an ongoing clinical study due to the need to replace a third-party manufacturer could considerably delay completion of our clinical studies, product testing, and potential regulatory approval of our current product candidates, which could harm our business and results of operations.

Reliance on Alvogen, our collaboration partners, and other third-party manufacturers entails additional risks, including reliance on the third party for regulatory compliance and quality assurance, the possible breach of the manufacturing agreement by the third party, and the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us. In addition, Alvogen, our collaboration partners, and other third-party manufacturers may not be able to comply with cGMP, or similar regulatory requirements outside the United States. Our failure, or the failure of Alvogen, our collaboration partners, or other third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions, untitled or warning letters, suspension of ongoing clinical trials, refusal to approve pending applications or supplemental applications, and criminal prosecutions, any of which could significantly and adversely affect supplies of PF708 or any other product candidates or products that we may develop. Any failure or refusal to supply the components for PF708 or our other product candidates that are being developed could delay, prevent or impair clinical development or commercialization efforts. If our manufacturers were to breach or terminate their manufacturing arrangements with us, the development or commercialization of the affected products or product candidates could be delayed, which could have an adverse effect on our business. Any change in our manufacturers could be costly because the commercial terms of any new arrangement could be less favorable and because the expenses relating to the transfer of necessary technology and processes could be significant.

In order to produce the quantities of the FDA-approved PF708 product necessary to meet anticipated market demand, Alvogen or any manufacturer that we and our collaboration partners engage may need to increase manufacturing capacity. If we, Alvogen, our collaboration partners, or our manufacturers are unable to produce the FDA-approved PF708 product, PF708 for commercial sales or for clinical studies, or any of our product candidates in sufficient quantities to meet the requirements for the launch of these products or to meet future demand, our revenue and gross margins could be adversely affected. Although we currently believe that we, Alvogen, our collaboration partners, and our manufacturers will not have any material supply issues, we cannot be certain that we will be able to obtain long-term supply arrangements for PF708 or any of our other product candidates or materials used to produce such product candidate on acceptable terms, if at all. If we, Alvogen, or our collaboration partners are unable to arrange for manufacturing, either through a third party or Alvogen, or to do so on commercially reasonable terms, we may not be able to market the FDA-approved PF708 product or complete development of or market any of our other product candidates.

Any significant disruption in our supplier relationships could harm our business. We source key materials from third parties, either directly through agreements with suppliers or indirectly through our manufacturers who have agreements with suppliers. There are a small number of suppliers for certain capital equipment and key materials that are used to manufacture our product candidates. Such suppliers may not sell these key materials to our manufacturers at the times we need them or on commercially reasonable terms. We do not have any control over the process or timing of the acquisition of these key materials by our manufacturers. Any significant delay in the supply of a product candidate or its key materials for an ongoing clinical study could considerably delay completion of our clinical studies, product testing and potential regulatory approval of our product candidate. If Alvogen, our manufacturers, collaboration partners, or we are unable to purchase these key materials for PF708 our other product candidates after regulatory approval, the commercial launch of our product candidates, if approved, could be delayed or there could be a shortage in supply, which would impair our ability to generate revenues from their sale.

We also rely on third parties to store master and working cell banks for PF708 and our other product candidates. We have master and working cell banks and believe we would have adequate backup should any cell bank be lost in a catastrophic event. However, it is possible that we could lose multiple cell banks and have our manufacturing severely impacted by the need to replace the cell banks, which could materially and adversely affect our business, financial condition and results of operations.

Our existing product development and/or commercialization arrangements, and any that we may enter into in the future, may not be successful, which could adversely affect our ability to generate revenues from the FDA-approved PF708 product and develop and commercialize PF708 and our other product candidates.

We are a party to collaboration arrangements with other pharmaceutical companies for the development and/or commercialization of the FDA-approved PF708 product, PF708 and our current and future product candidates. In such alliances, we would expect our collaboration partners to provide substantial capabilities in clinical development, manufacturing, regulatory affairs, sales and marketing, both in the United States and internationally. For example, to commercialize the FDA-approved PF708 product and PF708, we have entered into collaboration agreements with Alvogen and NT Pharma and the prospects for the FDA-approved PF708 product and PF708 depend in part on the expertise, development and commercial skills, and financial strength of Alvogen and NT Pharma. Under the Alvogen agreements, Alvogen has the exclusive right to commercialize and manufacture PF708 in the United States, European Union, Middle East, North Africa, and the rest of the world not covered by the NT Pharma agreement. Under the NT Pharma agreement, we granted an exclusive license to NT Pharma to commercialize PF708 in certain Asian countries and a non-exclusive license to conduct development activities in such territories with respect to PF708.

To the extent that we decide to enter into additional collaboration agreements, we will face significant competition in seeking appropriate collaboration partners. Any failure to meet our clinical milestones with respect to an unpartnered product candidate would make finding a collaboration partner more difficult. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement, and we cannot guarantee that we can successfully maintain such relationships or that the terms of such arrangements will be favorable to us. If we fail to maintain, establish and implement collaboration or other alternative arrangements, the value of our business and operating results will be adversely affected.

We may not be successful in our efforts to establish, implement and maintain collaborations or other alternative arrangements if we choose to enter into such arrangements. The terms of any collaboration or other arrangements that we may establish may not be favorable to us. The management of collaborations may take significant time and resources that distract our management from other matters. Our ability to successfully collaborate with any current or future collaboration partners may be impaired by multiple factors including:

•

a collaboration partner may shift its priorities and resources away from our programs due to a change in business strategies, or a merger, acquisition, sale or downsizing of its company or business unit;

•	a collaboration partner may cease development in therapeutic areas which are the subject of alliances with us;

•	a collaboration partner may change the success criteria for a particular program or product candidate thereby delaying or ceasing development of such program or candidate;

•

a significant delay in initiation of certain development activities by a collaboration partner will also delay payments tied to such activities, thereby impacting our ability to fund our own activities;

•	a collaboration partner could develop a product that competes, either directly or indirectly, with our current or future products, if any;

•	a collaboration partner with commercialization obligations may not commit sufficient financial or human resources to the marketing, distribution or sale of a product;

•	a collaboration partner with manufacturing responsibilities may encounter regulatory, resource or quality issues and be unable to meet demand requirements;

•	a collaboration partner may exercise its rights under the agreement to terminate our collaboration;

•

a dispute may arise between us and a collaboration partner concerning the commercialization of the FDA-approved PF708 product or PF708 or the research, development, or commercialization of another product candidate resulting in a delay in milestones, royalty payments or termination of a program and possibly resulting in costly litigation or arbitration which may divert management attention and resources;

•	the results of our clinical trials may not match our collaboration partners’ expectations, even if statistically significant;

•	a collaboration partner may not adequately protect or enforce the intellectual property rights associated with a product or product candidate; and

•	a collaboration partner may use our proprietary information or intellectual property in such a way as to invite litigation from a third party.

Any such activities by our current or future collaboration partners could adversely affect us financially and could harm our business reputation.

In addition to product development and commercialization capabilities, we may depend on our alliances with other companies to provide substantial additional funding for development and commercialization of the FDA-approved PF708 product, and PF708 and other product candidates, if approved. We may not be able to obtain funding on favorable terms from these alliances, and if we are not successful in doing so, we may not have sufficient funds to develop a particular product candidate internally, or to bring product candidates to market. Failure to bring our product candidates to market will prevent us from generating sales revenue, and this may substantially harm our business. Furthermore, any delay in entering into these alliances could delay the development and commercialization of our product candidates and reduce their competitiveness even if they reach the market. As a result, our business and operating results may be adversely affected.

We rely on CROs to conduct and oversee our planned clinical trials for our product candidates and other clinical trials for product candidates we are developing or may develop in the future. If our CROs do not successfully carry out their contractual duties, meet expected deadlines, or otherwise conduct the trials as required or comply with regulatory requirements, or if our relationship with our CRO terminates, we and our collaboration partners may not be able to seek or obtain regulatory approval for or commercialize our product candidates when expected or at all, and our business could be substantially harmed.

We will continue to rely upon medical institutions, clinical investigators and contract laboratories to conduct our trials in accordance with our clinical protocols and in accordance with applicable legal and regulatory requirements. These third parties play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials. These third parties are not our employees, and except for remedies available to us under our agreements with such third parties, there is no guarantee that any such third party will devote adequate time and resources to our clinical trial. If our CRO or any other third parties upon which we rely for administration and conduct of our clinical trials do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements, or for other reasons, or if they otherwise perform in a substandard manner, our clinical trials may be extended, delayed, suspended or terminated, and we may not be able to complete development of, seek or obtain regulatory approval for, or successfully commercialize our product candidates. We plan to rely heavily on these third parties for the execution of clinical trials for products we are developing or may develop in the future and will control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on our CRO does not relieve us of our regulatory responsibilities.

We, our CRO and our collaboration partners are required to comply with current Good Clinical Practice (“cGCP”), which are regulations and guidelines enforced by regulatory authorities around the world for products in clinical development. Regulatory authorities enforce these cGCP regulations through periodic inspections of clinical trial sponsors, principal investigators and clinical trial sites. If we, our CRO or our collaboration partners fail to comply with applicable cGCP regulations, the clinical data generated in clinical trials may be deemed unreliable and submission of marketing applications may be delayed or the regulatory authorities may require us to perform additional clinical trials before accepting our applications for review or approving marketing applications. We cannot assure that, upon inspection, a regulatory authority will determine that any of our clinical trials comply or complied with applicable cGCP regulations. In addition, clinical trials must be conducted with product produced under current Good Manufacturing Practices (“cGMP”) regulations, which are enforced by regulatory authorities. Any failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if our CRO violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Comparative clinical trials require a substantial number of patients that can form the basis for generating statistically significant results. Delays in site initiation or unexpectedly low patient enrollment rates may delay the results of the clinical trial. CROs may also generate higher costs than anticipated. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase, and our ability to generate revenue could be delayed. Further, if our relationship with our CRO is terminated, we may be unable to enter into arrangements with an alternative CRO on commercially reasonable terms, or at all. Switching or adding CROs can involve substantial cost and require extensive management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays may occur, which can materially impact our ability to meet our desired clinical development timelines. Although we carefully manage our relationship with our CROs, there can be no assurance that we will not encounter such challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, prospects, financial condition or results of operations.

We rely on third-party suppliers, and in some instances a single third-party supplier, for the manufacture and supply of certain materials in our protein production services, and these suppliers could cease to manufacture the materials, go out of business or otherwise not perform as anticipated.

We rely on third-party suppliers for our protein production services, and in some instances, a single third-party supplier, for the manufacture and supply of certain materials. For example, we currently rely, and expect to continue to rely, on a single-source supplier for the manufacture and supply of CRM197. To meet these demands, our supplier is in the process of increasing production capacity, and we also have established a repository in the United States that is capable of storing a safety stock of CRM197 and the CRM197 cell bank. Furthermore, we have taken steps to identify alternate sources of supply sufficient to support future needs and have several supply agreements in place with other vendors; however, there may be delays in switching to these alternative suppliers if our contract with primary sources are terminated without notice. Regardless of the foregoing alternative measures, we cannot guarantee that we will have an adequate supply of CRM197. If we are unable to secure adequate quantities of CRM197 from our primary supplier, from potential secondary suppliers or from our safety stock, we may be required to identify additional suppliers. If we are required to engage additional suppliers, we may not be able to enter into an alternative supply arrangement on commercially reasonable terms, or at all. Even if we are able to identify additional suppliers and enter into agreements on commercially reasonable terms, we may incur delays associated with identifying and qualifying additional suppliers and negotiating the terms of any supply contracts. These delays could adversely impact our business and negatively affect profitability of our protein production services.

We have entered into collaborations with third parties in connection with the development of PF708 and certain of our other product candidates. Even if we believe that the development of our technology, PF708 and other product candidates is promising, our partners may choose not to proceed with such development.

Our existing agreements with our collaboration partners, Alvogen, Jazz, and NT Pharma, and any future collaboration agreements we may enter into, are generally subject to termination by the counterparty on short notice upon the occurrence of certain circumstances. Accordingly, even if we believe that the development of product candidates is worth pursuing, our partners may choose not to continue with such development. If any of our collaborations are terminated, such as the termination of our collaboration with Pfizer in August 2016, we may be required to devote additional resources to the development of our product candidates or seek a new collaboration partner on short notice, and the terms of any additional collaboration or other arrangements that we establish may not be favorable to us.

We are also at risk that our current and any potential collaborations or other arrangements may not be successful. Factors that may affect the success of our collaborations include the following:

•	our collaboration partners may incur financial and cash flow difficulties that force them to limit or reduce their participation in our joint projects;

•

our collaboration partners may be pursuing alternative technologies or developing alternative products that are competitive to our technology and products, either on their own or in partnership with others;

•

our collaboration partners may terminate their collaboration with us, which could make it difficult for us to attract new partners or adversely affect perception of us in the business and financial communities; and

•	our collaboration partners may pursue higher priority programs or change the focus of their development programs, which could affect their commitment to us.

If we cannot maintain successful collaborations, our business, financial condition and operating results may be adversely affected.

If we are unable to maintain our commercial supply agreements with key customers purchasing CRM197, sales revenue could decline.

We primarily sell CRM197 directly to biopharmaceutical companies and currently have several supply agreements in place for supply of CRM197, although we currently rely, and expect to continue to rely, on a single-source supplier for the manufacture and supply of CRM197. To establish and maintain relationships with customers, we believe we need to maintain adequate supplies of CRM197, remain price competitive, comply with regulatory regulations and provide high quality products. If we are unable to establish and maintain arrangements for the sale of CRM197, for example, due to disruptions in CRM197 manufacturing or limitations on the ability to export or import CRM197 as a result of the novel coronavirus outbreak, our revenue and profits would decline.

Risks Relating to Our Intellectual Property

Our collaboration partners and other third parties may assert ownership or commercial rights to inventions we develop from our use of the materials which they provide to us, or otherwise arising from our collaboration.

We collaborate with other companies and institutions with respect to research and development matters. Also, we rely on numerous third parties to provide us with materials that we use to develop our technology. If we cannot successfully negotiate sufficient ownership, licensing and/or commercial rights to any inventions that result from our use of any third-party collaborator’s materials, or if disputes arise with respect to the intellectual property developed with the use of a collaborator’s materials, or data developed in a collaborator’s study, our ability to capitalize on the market potential of these inventions or developments may be limited or precluded altogether.

If our efforts to protect our intellectual property related to our platform technology, PF708 and our current or future product candidates are not adequate, we may not be able to compete effectively in our market.

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to PF708 and our current product candidates and our development programs. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. In particular, our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our platform, PF708 and product candidates. However, we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. We may also fail to identify patentable aspects of our research and development before it is too late to obtain patent protection. Any disclosure to or misappropriation by third parties of our confidential proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, eroding our competitive position in our market.

The patentability of inventions, and the validity, enforceability and scope of patents in the biotechnology and pharmaceutical industry involve complex legal and scientific questions and can be uncertain. This uncertainty includes changes to the patent laws through either legislative action to change statutory patent law or court action that may reinterpret existing law in ways affecting the scope or validity of issued patents. The patent applications that we own or license may fail to result in issued patents in the United States or foreign countries. There is a substantial amount of prior art in the biotechnology and pharmaceutical fields, including scientific publications, patents and patent applications. Our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. We may be unaware of certain prior art relating to our patent applications and patents, which could prevent a patent from issuing from a pending patent application or result in an issued patent being invalidated. Even if the patents do successfully issue, third parties may challenge the validity, enforceability or scope of such issued patents or any other issued patents we own or license, which may result in such patents being narrowed, invalidated or held unenforceable.

Patents granted by the European Patent Office may be opposed by any person within nine months from the publication of their grant and, in addition, may be challenged before national courts at any time. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims. If the breadth or strength of protection provided by the patents and patent applications we hold, license or pursue with respect to our product candidates is threatened, it could threaten our ability to commercialize PF708 or our product candidates. In addition, recent changes to the patent laws of the United States provide additional procedures for third parties to challenge the validity of issued patents based on patent applications filed after March 15, 2013. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to PF708, our current or future product candidates is challenged, then it could threaten our ability to commercialize PF708, our current or future product candidates and could threaten our ability to prevent competitive products from being marketed. Further, if we encounter delays in our clinical trials, the period of time during which we could market our current or future product candidates under patent protection would be reduced. Since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we were the first to either (i) file any patent application related to our product candidates, or (ii) invent any of the inventions claimed in our patents or patent applications. Furthermore, for applications filed before March 16, 2013, or patents issuing from such applications, an interference proceeding can be provoked by a third party or instituted by the United States Patent and Trademark Office (USPTO), to determine who was the first to invent any of the subject matter covered by the patent claims of our applications and patents. As of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application in the USPTO before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by the third party. The change to “first-to-file” from “first-to-invent” is one of the changes to the patent laws of the United States resulting from the Leahy-Smith America Invents Act (Leahy-Smith Act) signed into law on September 16, 2011. Among some of the other significant changes to the patent laws are changes that limit where a patentee may file a patent infringement suit and provide opportunities for third parties to challenge any issued patent in the USPTO. It is not yet clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Even where laws provide protection, costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. Moreover, any actions we may bring to enforce our intellectual property against our competitors could provoke them to bring counterclaims against us, and some of our competitors have substantially greater intellectual property portfolios than we have.

Although the PF708 product has been approved by the FDA and even if PF708 is approved in the EU, we or our collaboration partner may be delayed in selling the FDA-approved PF708 product or PF708 due to direct or indirect legal challenges.

Although the PF708 product has received marketing approval in the United States and even if PF708 receives marketing approval in the EU, we may also be subject to direct legal challenges from Eli Lilly, the manufacturer of Forteo, and we could be delayed or prevented from launching PF708 as a result of court orders, regulatory stays, or the time necessary to resolve such challenges. For instance, we are aware of at least two instances of a third party being subject to litigation initiated by Eli Lilly on a product purporting to be a generic version of Eli Lilly’s Forteo (teriparatide [rDNA origin] injection) product. In accordance with regulatory requirements we provided notice of Paragraph IV certification (Notice Letter) to Eli Lilly on February 19, 2019 that PF708 does not infringe any valid claim of the ‘334 patent. Under the Hatch-Waxman Act, Eli Lilly had 45 days from the receipt of the Notice Letter to file a patent infringement lawsuit against Pfenex that would cause a 30-month litigation stay of approval for PF708. On April 11, 2019 we announced the expiration of the 45-day period for Eli Lilly to file a lawsuit under the Hatch-Waxman Act and stay the approval of PF708 for 30 months. Eli Lilly did not file a lawsuit within this time period, and there was no 30-month litigation stay delaying FDA approval of PF708.

If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business would be harmed.

In addition to the protection afforded by patents, we also rely on trade secret protection and confidentiality agreements to protect proprietary know-how that may not be patentable, processes for which patents may be difficult to obtain or enforce and any other elements of our product development processes that involve proprietary know-how, information or technology that is not covered by patents.

As part of our efforts to protect our trade secrets and other confidential information, we require our employees, consultants, collaborators and advisors to execute confidentiality agreements upon the commencement of their relationships with us. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information, and these agreements may be breached. Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. We also note in this respect that trade secret protection in foreign countries may not provide protection to the same extent as federal and state laws in the United States. A breach of confidentiality could significantly affect our competitive position. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators or advisors have previous employment or consulting relationships. To the extent that our employees, consultants or contractors use any intellectual property owned by others in their work for us, disputes may arise as to the rights in any related or resulting know-how and inventions. Also, third parties, including our competitors, may independently develop substantially equivalent proprietary information and technologies or otherwise lawfully gain access to our trade secrets and other confidential information. In such a case, we would have no right to prevent such third parties from using such proprietary information or technologies to compete with us, which could harm our competitive position.

If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed.

Our research, development and commercialization activities may infringe or otherwise violate or be claimed to infringe or otherwise violate patents owned or controlled by other parties. Our competitors have developed large portfolios of patents and patent applications in fields relating to our business and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use. There may also be patent applications that have been filed but not published that, when issued as patents, could be asserted against us. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our product candidates, products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving that a patent is invalid is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Also, in proceedings before courts in Europe, the burden of proving invalidity of the patent usually rests on the party alleging invalidity. Third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek licenses from third parties. These licenses may not be available on acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical industry. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference, derivation or post-grant proceedings declared or granted by the USPTO and similar proceedings in foreign countries, regarding intellectual property rights with respect to our current or future products. For example, on May 6, 2019, Pfenex filed two petitions for inter partes review of U.S. Patent No. 9,422,345 (“the ‘345 patent”, entitled “Expression System”), which is owned by GlaxoSmithKline Biologicals S.A., with the Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office. The ‘345 patent relates to polynucleotides that express diphtheria toxins, including the diphtheria toxin mutant CRM197. These two petitions, IPR2019-01027 and IPR2019-01028, seek, inter alia, a determination that certain claims in the ‘345 patent are invalid. Institution decisions by the PTAB for IPR2019-01027 and IPR2019-01028 are expected within the 2019 calendar year, and final written decisions on the validity of the challenged claims of the ‘345 patent, if these two petitions are instituted by the PTAB, by the end of 2020. On August 9, 2019, Pfenex filed a third petition for inter partes review of the ‘345 patent with the PTAB of the U.S. Patent and Trademark Office. The third petition, IPR2019-01478, seeks, inter alia, a determination that certain claims in the ‘345 patent are invalid. An institution decision by the PTAB for IPR2019-01478 is expected within the first quarter of 2020, and a final written decision on the validity of the challenged claims of the ‘345 patent, if the third petition is instituted by the PTAB, by the end of the first quarter of 2021. On November 13, 2019, the Board instituted trial on the invalidity grounds in IPR2019-01028 but exercised its discretion not to institute trial on IPR2019-01027 under its rules for multiple petitions. On February 10, 2020, the Board exercised its discretion not to institute trial on IPR2019-01478. We cannot predict the ultimate outcome of our invalidity claims related to the ‘345 patent. If the claims of the ‘345 patent are upheld as valid and we are unable to enter into licenses on commercially acceptable terms, we could be prevented from commercializing a product or be forced to cease some aspects of our business operations. Third parties may submit applications for patent term extensions in the United States and/or supplementary protection certificates in the EU member States seeking to extend certain patent protection which, if approved, may interfere with or delay the launch of one or more of our biosimilar or vaccine products. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Patent litigation and other proceedings may also absorb significant management time. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could impair our ability to compete in the marketplace. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition or results of operations. We may become involved in lawsuits to protect or enforce our inventions, patents or other intellectual property or the patents of our licensors, which could be expensive and time consuming.

Competitors may infringe our intellectual property, including our patents or the patents of our licensors. In addition, one or more of our third-party collaborators may have submitted, or may in the future submit, a patent application to the USPTO without naming a lawful inventor that developed the subject matter in whole or in part while under an obligation to execute an assignment of rights to us. As a result, we may be required to file infringement or inventorship claims to stop third-party infringement, unauthorized use, or to correct inventorship. This can be expensive, particularly for a company of our size, and time-consuming. Any claims that we assert against perceived infringers could also provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property rights. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied.

An adverse determination of any litigation or other proceedings could put one or more of our patents at risk of being invalidated, held unenforceable or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference, derivation or other proceedings brought at the USPTO or any foreign patent authority may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or collaborators. Litigation or USPTO proceedings brought by us may fail. An unfavorable outcome in any such proceedings could require us to cease using the related technology or to attempt to license rights to it from the prevailing party or could cause us to lose valuable intellectual property rights. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms, if any license is offered at all. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, alone or with our licensors or collaborators, to prevent misappropriation of our trade secrets, confidential information or proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or proceedings. In addition, during the course of this kind of litigation or proceedings, there could be public announcements of the results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

We may not be able to globally protect our intellectual property rights.

Filing, prosecuting and defending patents on products and product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States and in some cases, may even force us to grant a compulsory license to competitors or other third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

In addition, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in domestic and foreign intellectual property laws.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to use our technologies and this circumstance would have a material adverse effect on our business.

We may be subject to claims that our employees or consultants have wrongfully used or disclosed alleged trade secrets of former or other employers.

Many of our employees and consultants, including our senior management, have been employed or retained by other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees or consultants have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s or consultant’s former or other employer. We are not aware of any material threatened or pending claims related to these matters, but in the future litigation may be necessary to defend against such claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

Risks Related to Government Regulation

The approval processes of the FDA, EMA, and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we and our collaborators are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The research, development, testing, manufacturing, labeling, packaging, approval, promotion, advertising, storage, marketing, distribution, post-approval monitoring and reporting, and export and import of drug and biologic products are subject to extensive regulation by the FDA and other regulatory authorities in the United States, by the EMA and Competent Authorities of the Member States of the EEA, and by other regulatory authorities in other countries, and regulations differ from country to country. Neither we nor any collaboration partner is permitted to market any product candidate in the United States until approval from the FDA is received, or in the EEA until we receive European Commission authorization or approval from one or more Competent Authorities of the Member States of the EEA, as applicable. The time required to obtain approval from regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials, and depends upon numerous factors, including the substantial discretion of such regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the filing of an application and/or the approval or the decision not to approve an application. In May 2019, Alvogen, our collaboration partner, submitted a centralized application to the EMA for PF708, and the application was accepted for review. In October 2019, Alvogen submitted a MAA to the SFDA. We received approval from the FDA for the PF708 product in October 2019. Other than the PF708 product NDA and the applications submitted to the EMA and SFDA for PF708, we and our collaboration partners have not submitted any marketing applications to regulatory authorities and, other than receipt of regulatory approval from the FDA for the PF708 product, neither we nor our collaboration partners have obtained regulatory approval for any other product candidate and it is possible that none of our other existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval or their regulatory approval could be delayed for many reasons, including but not limited to the following:

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the data collected from clinical studies of our product candidates may not be sufficient to support the submission of a BLA under the section 351(a) pathway of the PHSA; an NDA under the section 505(b)(2) of the Food, Drug, and Cosmetic Act; a BLA for a biosimilar product application under the section 351(k) pathway of the PHSA, a marketing authorization under Article 6 of Regulation (EC) No. 726/2004 and/or Article 8(3), 10(1), 10(3) or 10a of Directive 2001/83/EC in the EEA, a biosimilar marketing authorization under Article 6 of Regulation (EC) No. 726/2004 and/or Article 10(4) of Directive 2001/83/EC in the EEA, or other submission or to obtain regulatory approval in the United States, the EEA, or elsewhere;

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regulatory authorities may disagree with the design (including the duration) or implementation of our clinical trials and may, at any time, determine that the regulatory pathway that we have committed to for any product candidate is inappropriate;

•	the population studied in the clinical program may not be sufficiently broad or representative to assure efficacy and safety in the full population for which we seek approval;

•	regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•	we may be unable to demonstrate to the satisfaction of regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

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regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers with whom we contract for clinical and commercial supplies; and

•	the approval policies or regulations of regulatory authorities may significantly change in a manner that renders our clinical data insufficient for approval.

This lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to seek or obtain regulatory approval to market any other product candidates, which would significantly harm our business, results of operations and prospects. Moreover, any delays in the commencement or completion of clinical testing could significantly impact our product development costs and could result in the need for additional financing.

In addition, even if we or our collaboration partners were to obtain approval, regulatory authorities may approve any of our product candidates for fewer or more limited indications than requested, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

If we fail to obtain approval for our most advanced product candidates or if the FDA-approved PF708 product, PF708 or our most advanced product candidates are not commercially successful, we may have to curtail our product development programs and our business would be materially harmed.

We have invested a significant portion of our time, financial resources and efforts in the development of PF708 and our other product candidates. The clinical and commercial success of our product candidates and the commercial success of the FDA-approved PF708 product will depend on a number of factors, including our and our collaboration partners’ ability to assure the following:

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timely and successful completion of all necessary clinical trials, which may be significantly slower or cost more than we currently anticipate and will depend substantially upon the accurate and satisfactory performance of third-party contractors;

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whether and when we obtain an “A” therapeutic equivalence designation for the FDA-approved PF708 product, which may allow the product to be automatically substituted for Forteo, depending on applicable laws and policies within each of the 50 states;

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our ability to find suitable collaboration partners to develop our current product candidates or our ability to obtain substantial additional sources of funding to develop our current product candidates;

•	timely receipt of necessary marketing approvals from the FDA, the European Commission, and similar foreign regulatory authorities;

•	maintaining an acceptable safety and adverse event profile of the FDA-approved PF708 product, PF708 and any other product candidates following approval;

•	achieving and maintaining compliance with all regulatory requirements applicable to our product candidates, including PF708, and the FDA approved PF708 product, or any other approved products;

•	making arrangements with third-party manufacturers for, or establishing, commercial manufacturing capabilities;

•	commercial sales of the FDA-approved PF708 product, PF708 and our other product candidates, if and when approved, whether alone or in collaboration with others;

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whether we or our collaboration partners are able to obtain timely and adequate coverage and reimbursement for our newly approved products by key payors, such as Medicare Part D for the FDA-approved PF708 product in the United States;

•	obtaining and maintaining patent and trade secret protection and regulatory exclusivity, where available, for our current product candidates;

•	the availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing treatments;

•	acceptance of the FDA-approved PF708 product, or our products candidates, if approved, by patients, the medical community and third-party payors; and

•	the ability to raise additional capital on acceptable terms to achieve our goals.

If we and our collaboration partners are unable to seek and obtain regulatory approval or adequate coverage and reimbursement for the FDA-approved PF708 product or of our product candidates in a timely manner or at all, we may never realize revenue from these products and we may have to curtail our other product development programs. As a result, our business, financial condition and results of operations would be materially harmed.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Furthermore, we rely on our collaboration partners, CROs, and clinical trial sites to ensure the proper and timely conduct of our clinical trials for our product candidates. While we have agreements governing the committed activities of our collaboration partners and CROs, we have limited influence over their actual performance. A failure of one or more clinical trials can occur at any time during the trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. Product candidates that have shown promising results in early studies may still suffer significant setbacks in subsequent clinical studies. There is a high failure rate for drugs and biologics proceeding through clinical studies, and product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through preclinical studies and initial clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier clinical trials, and we cannot be certain that we will not face similar setbacks. Even if the clinical trials for our product candidates are completed, nonclinical and clinical data are often susceptible to varying interpretations and analyses, and the results may not be sufficient to obtain regulatory approval for our product candidates.

We have in the past and may in the future experience delays in ongoing clinical trials for our product candidates, and we do not know whether future clinical trials, if any, will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. The commencement or completion of clinical trials can be delayed or aborted for a variety of reasons, including delay or failure to:

•	generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation of human clinical studies;

•	raise sufficient capital to fund a trial;

•	obtain regulatory approval, or feedback on trial design, necessary to commence a trial;

•	identify, recruit and train suitable clinical investigators;

•

reach agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtain institutional review board (“IRB”) approval or Ethics Committee (“EC”) positive opinion, as applicable at each site;

•	identify, recruit, and enroll suitable patients to participate in a trial;

•	have patients complete a trial or return for post-treatment follow-up;

•	ensure clinical sites observe trial protocol or continue to participate in a trial;

•	address any patient safety concerns that arise during the course of a trial;

•	address any conflicts with new or existing laws or regulations;

•	add a sufficient number of clinical trial sites;

•	manufacture sufficient quantities of product candidate for use in clinical trials; and

•

avoid delays in manufacturing, testing, releasing, validating, or importing/exporting sufficient stable quantities of our product candidates for use in clinical studies, or the inability to do any of the foregoing.

Patient enrollment is a significant factor in the completion of clinical trials and is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs or the ECs of the institutions in which such trials are being conducted, by the data safety monitoring board, for such trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

The progress of clinical trials and clinical studies also may be affected by significant global public health matters such as the current novel coronavirus outbreak. Factors related to the novel coronavirus outbreak that may impact the timing and conduct of our and our collaboration partners’ clinical trials and clinical studies include:

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the diversion of healthcare resources away from the conduct of clinical trial and clinical study matters to focus on pandemic-related concerns, including the attention of physicians serving as clinical trial investigators, hospitals and clinics serving as clinical trial sites, and medical staff supporting the conduct of clinical trials;

•

limitations on travel and distancing requirements that interrupt key trial or study activities, such as site initiations and monitoring, or that limit the ability of a patient to participate in a clinical trial or study or delay access to drug dosing or assessments;

•	interruption in global shipping affecting the transport of clinical trial materials, such as investigational drug product; and

•	employee furlough days that delay necessary interactions with local regulators, ethics committees and other important agencies and contractors.

In addition, if patients or subjects participating in our or our collaboration partners’ clinical trials or studies were to contract COVID-19, there could be an adverse impact on the trials or studies. For example, such patients may be unable to participate further or may need to limit participation in a clinical trial or study; the results and data recorded for such patients may differ from those that would have been recorded if the patients had not been affected by COVID-19; or such patients could experience adverse events that could be attributed to the drug product under investigation.

These and other consequences of the novel coronavirus outbreak may worsen in countries that are already afflicted with the virus and/or could spread to additional countries, each of which may further impact our or our collaboration partners’ clinical trials or studies. The global outbreak of the novel coronavirus continues to evolve, and the conduct of our and our collaboration partners’ clinical trials and studies may be adversely affected, despite efforts to mitigate this impact. For example, we could experience delays in initiating and conducting a comparative use human factors study to generate the additional data requested by the FDA to evaluate the therapeutic equivalence of the FDA-approved PF708 product and Forteo. Any delays in our and our collaboration partners clinical trials could adversely affect our ability to obtain regulatory approval for and to commercialize our product candidates and would have a material adverse effect on our financial condition and results of operations.

If we or our collaboration partners experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates may be harmed, and our ability to generate product revenue from any of these product candidates will be delayed. In addition, any delays in completing clinical trials for our product candidates will increase our costs, slow down our product candidate development and approval process and jeopardize our or our collaboration partners’ ability to commence product sales and generate revenue. Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

The development, manufacture and commercialization of therapeutic equivalent and vaccine products pose unique risks, and our failure to successfully introduce therapeutic equivalent and vaccine products could have a negative impact on our business and future operating results.

We are actively working to develop multiple therapeutic equivalent products and vaccines. The cost to develop each proposed therapeutic equivalent drug, and vaccine product candidate could vary significantly and is highly dependent on the specific compound and the amount and type of clinical work that will be necessary for regulatory approval. There can be no assurance that our clinical work will be successful, or that regulatory authorities will not require additional clinical development beyond that which we have planned. Additionally, we may enter into alliances and collaborations to fund biosimilar and therapeutic equivalent product research and development activities, and our ability to realize the benefits of such arrangements may depend on the success of any such biosimilar or therapeutic equivalent product program. Due to events beyond our control or the risks identified herein, we may be unable to fund all or some of our internal biosimilar, therapeutic equivalent, and vaccine product research and development initiatives, which would have an adverse impact on our strategy and growth initiatives.

If the FDA approves other therapeutic equivalent or generic products with Forteo as the reference drug and these drug products are successfully commercialized, the FDA-approved PF708 product may face additional competition and our business could suffer.

Other companies may seek FDA approval to manufacture and market therapeutic equivalent or generic product versions of Forteo. In October 2017, the FDA issued a draft guidance document that identified standards by which chemically manufactured, or synthetic, versions of Forteo may be approved under the 505(j), or Abbreviated New Drug Application (ANDA), regulatory pathway, which would not require the conduct of a comparative clinical trial in patients for approval of the product. Teva Pharmaceuticals USA, Inc. has filed an ANDA referencing Forteo that, if approved, could compete with the FDA-approved PF708 product. Apotex Corp. also has submitted an ANDA for a generic version of Forteo and other generic drug manufacturers may have filed and/or in the future may file ANDAs referencing Forteo. Products approved under the ANDA pathway are considered generic drugs, and generally are approved as therapeutic equivalents to the reference product, and therefore may be automatically substituted for the reference listed drug, depending on health care statutes and policies within each of the 50 states. The potential automatic substitution of these generic products may adversely affect our collaboration partner’s ability to generate revenue with the FDA-approved PF708 product. If other therapeutic equivalent or generic product versions of Forteo are approved and successfully commercialized, Alvogen may never achieve significant market share for the FDA-approved PF708 product, our revenue would be reduced and, as a result, our business, prospects and financial condition could suffer.

If the FDA-approved PF708 product does not receive an “A” therapeutic equivalence designation from the FDA, our business may suffer.

In addition to obtaining FDA approval of our PF708 NDA, we and Alvogen have been seeking an “A” therapeutic equivalence designation for the FDA-approved PF708 product relative to the reference drug Forteo, which may permit the FDA-approved PF708 product to be automatically substituted for Forteo, depending on applicable laws and policies within each of the 50 states. Consistent with our interactions with the FDA and its draft guidance document on demonstrating the therapeutic equivalence of drug-device combination products, we completed a comparative human factors study comparing the FDA-approved PF708 product and Forteo, designed to further support a finding that the PF708 product is therapeutically equivalent to Forteo. On October 14, 2019, we announced the successful completion of this PF708 comparative use human factors study and our submission of the final study report to the FDA. On April 9, 2020, the FDA informed Alvogen that additional comparative use human factors data, specifically from additional Forteo experienced users, would be required before the agency could make a determination about therapeutic equivalence. FDA has indicated that the review of the PF708 therapeutic equivalence package continues and provided guidance on study methodology to generate this additional comparative use human factors data. We plan to work closely with Alvogen and the FDA to generate and submit these additional data as soon as possible. We cannot assure you that FDA will grant an “A” therapeutic equivalence designation to the FDA-approved PF708 product relative to Forteo, or that the FDA will make a timely decision regarding therapeutic equivalence. Alvogen is currently evaluating a potential U.S. commercial launch upon or before an FDA decision on therapeutic equivalence. We expect to continue to support Alvogen with its commercial strategy planning in the United States while continuing to seek “A” therapeutic equivalence designation. If we do not receive an “A” therapeutic equivalence designation at all or in a timely manner, this may significantly impact Alvogen’s ability to maximize revenues in the marketplace and could have a material adverse effect on our royalty revenues.

Changes in funding for the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new products and services from being developed or commercialized in a timely manner, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the Agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities. Separately, in response to the global COVID-19 pandemic, on March 10, 2020, the FDA announced its intention to postpone most foreign inspections of manufacturing facilities and products, and subsequently, on March 18, 2020, the FDA announced its intention to temporarily postpone routine surveillance inspections of domestic manufacturing facilities. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities or making accommodations to continue, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

Failure to obtain regulatory approval in each regulatory jurisdiction would prevent us and our collaboration partners from marketing our products to a larger patient population and reduce our commercial opportunities.

In order to market our products in the EU, the United States and other jurisdictions, we or our collaboration partners must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. For example, in the EU, the EMA is responsible for the assessment of centralized marketing authorization applications for human medicines. This procedure results in a single marketing authorization granted by the European Commission that is valid in all EU Member States, as well as in EEA States Iceland, Liechtenstein and Norway. The time required to obtain approval abroad may differ from that required to obtain FDA approval. When a marketing authorization application is submitted to the EMA, a related scientific evaluation is conducted by the EMA’s Committee for Medicinal Products for Human Use (“CHMP”), and a scientific opinion is prepared concerning the suitability of the product for authorization. This scientific opinion is sent to the European Commission which decides on the grant of marketing authorization. In accordance with the centralized procedure, the maximum timeframe for the evaluation of an MAA is 210 days. This excludes clock stops during which additional information or written or oral explanation is to be provided by the applicant in response to questions of the CHMP.

The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval as well as additional or different risks and we or our collaboration partners may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We or our collaboration partners may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products within the United States or in any market outside the United States. Failure to obtain these approvals would materially and adversely affect our business, financial condition and results of operations.

The United Kingdom’s departure from the European Union results in uncertainty regarding regulatory requirements.

The United Kingdom left the EU in January 2020, after which the UK has ceased to be an EU Member State. The EU and the UK have reached an agreement which will govern the UK’s relation with the EU until the end of 2020. It is uncertain how the legal relation between the UK and the EU will be governed after 2020. The legal frameworks and regulatory requirements applicable to medicinal products may diverge and separate marketing authorizations and other regulatory approvals may be required to place medicinal products on the market and to manufacture, distribute, import and export medicinal products in the UK and in the EU.

The FDA-approved PF708 product, PF708, and any of our other product candidates, if approved, will be subject to ongoing regulatory review.

The FDA-approved PF708 product, PF708 and any of our other product candidates, if approved, will be subject to ongoing regulatory review with respect to manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. Manufacturers and manufacturers’ facilities are required to comply with extensive FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP. As such, we, our collaboration partners, and our contract manufacturers will be subject to continual and unannounced review and inspections by the regulatory authorities governing the markets in which we wish to sell our products. Accordingly, we, our collaboration partners and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

The PF708 product NDA and any regulatory approvals that we and our collaboration partners may receive for PF708 or any of our other product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or on other conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 trials, and surveillance to monitor the safety and efficacy or the safety, purity, and potency of the product. We and our collaboration partners will be required to promptly report any serious and unexpected adverse events and certain quality or production problems with our products to regulatory authorities, as well as submit other periodic reports. Any new legislation addressing drug or biologic product safety issues could result in delays in product development or commercialization, or increased costs to assure compliance. We and our collaboration partners will have to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drug and biologic products are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved labeling. As such, we will not be allowed to promote our products for indications or uses for which they do not have approval. The holder of an approved NDA, BLA, or marketing authorization application must submit new or supplemental applications and obtain prior approval for certain changes to the approved product, product labeling, or manufacturing process. We or our collaboration partners could also be asked to conduct post-marketing clinical studies to verify the safety and efficacy of our products in general or in specific patient subsets. An unsuccessful post-marketing study or failure to complete such a study could result in penalties or other adverse consequences, up to and including potential withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured or disagrees with the promotion, marketing or labeling of a product, or if we or our collaboration partners fail to comply with applicable regulatory requirements, such regulatory agency may impose restrictions on that product or us or our collaboration partners, including requiring withdrawal of the product from the market. If we or our collaboration partners fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may subject us to administrative or judicially imposed sanctions or other actions, including, among other things:

•	adverse publicity, fines or untitled or warning letters;

•	mandated modifications to promotional materials or requirements to provide corrective information to healthcare practitioners;

•	a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

•	civil or criminal penalties;

•	injunctions;

•	suspending or withdrawing regulatory approval;

•	suspending any of our ongoing clinical studies;

•	refusing to approve pending applications or supplements to approved applications submitted by us;

•	imposing restrictions on our operations, including suspending or closing our contract manufacturers’ facilities; or

•	seizing or detaining products or requiring a product recall.

Any government investigation of alleged violations of law could require us or our collaboration partners to expend significant time and resources in response and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our or our collaboration partners’ ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

We or our collaboration partners will also be subject to various health care fraud and abuse laws, including anti-kickback, false claims and fraud laws, and physician payment transparency laws, and any violations by us of such laws could result in fines or other penalties.

We received FDA approval for the FDA-approved PF708 product in October 2019. Because Alvogen is commercializing the FDA-approved PF708 product, Alvogen will be subject to healthcare regulation and enforcement by the U.S. federal government and the states related to the FDA-approved PF708 product. If we or our collaboration partners commercialize PF708 or our other product candidates, we or they will be subject to analogous healthcare regulation and enforcement in the applicable jurisdictions in which we or they commercialize our product candidates. These laws include anti-kickback, fraud and abuse, false claims, and sunshine laws and regulations. In the United States, for example, the federal Anti-Kickback Statute (AKS) prohibits, among other things, knowing and willful solicitation, offer, receipt, or payment of remuneration, directly or indirectly, by persons and entities in exchange for or to induce either the referral of patients for, or the purchase, order, arrangement or recommendation of any good or service that would be paid for in whole or part by Medicare, Medicaid or other federal health care programs. Remuneration has been broadly defined to include anything of value, including cash, improper discounts, and free or reduced price items and services. Violations of the AKS may also result civil and criminal penalties, including criminal fines and imprisonment, or exclusion from federal healthcare programs. Liability under the AKS may be established without proving actual knowledge of the statute or specific intent to violate it, and a claim including items or services resulting from a violation of the AKS constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. The federal civil False Claims Act (FCA) imposes liability on persons who, among other things, present or cause to be presented false or fraudulent claims for payment of government funds. Actions under the FCA may be brought by as qui tam actions by private individuals in the name of the government. Violations of the FCA can result in significant mandatory monetary penalties per false claim or statement, treble damages and exclusion from federal health care programs. The federal Physician Payments Sunshine Act requires, among other parties, certain manufacturers of drugs for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to CMS information related to payments and other transfers of value made to physicians (as defined by statute), certain other health care providers beginning in 2022, and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.

The shifting commercial compliance environment and the need to build and maintain robust and expandable systems to comply with different compliance and/or reporting requirements in multiple jurisdictions increase the possibility that a healthcare company may violate one or more of the requirements. If our or our collaborators’ operations are found to be in violation of any of such laws or any other governmental regulations that apply, we or our collaborators may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of operations, and exclusion from participation in federal and state healthcare programs, any of which could adversely affect our business and our financial results. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Any action against us or our collaboration partners for violation of these laws, even if successfully defended against, could cause us or our collaboration partners to incur significant legal expenses and divert management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

Also, the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure investors that our or our collaborators’ internal control policies and procedures will prevent violations of these laws, or allegations of such violations, which could result in fines, penalties or prosecution and/or otherwise have a negative impact on our business, results of operations and reputation.

We also may be subject to healthcare privacy and data privacy laws and regulations, and violations of these laws could result in government enforcement actions and create liability for us, private litigation and/or adverse publicity that could negatively affect our business.

We may be subject to laws and regulations covering data privacy and security of health information, and the collection, use, disclosure, and the protection of health-related and other personal information. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues which may affect our business. Numerous federal and state laws and regulations, including state security breach notification laws, state health information privacy laws, state genetic privacy laws, and federal and state consumer protection and privacy laws (including, for example, Section 5 of the FTC Act and the California Consumer Privacy Act (“CCPA”), govern the collection, use, disclosure, and protection of personal information. Compliance with these laws is difficult, constantly evolving, and time consuming. These laws may differ from each other in significant ways, thus complicating compliance efforts. Failure to comply with such laws and regulations could result in government enforcement actions and create liability for us (including the imposition of significant penalties), private litigation and/or adverse publicity that could negatively affect our business. Federal regulators, state attorneys general, and plaintiffs’ attorneys have been and will likely continue to be active in this space. In addition, healthcare providers who prescribe our products and research institutions we collaborate with are subject to privacy and security requirements under HIPAA. Although we are not directly subject to HIPAA other than potentially with respect to providing certain employee benefits, we potentially could be subject to criminal penalties if we, our affiliates, or our agents knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

In California, CCPA took effect on January 1, 2020. The CCPA establishes certain requirements for data use and sharing transparency and creates new data privacy rights for consumers. These laws and regulations are evolving and subject to interpretation, and may impose limitations on our activities or otherwise adversely affect our business. Similarly, there are a number of legislative proposals in the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations or limitations in areas affecting our business. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services and research activities. These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions may lead to unfavorable outcomes including increased compliance costs, delays or impediments in the development of new products, negative publicity, increased operating costs, diversion of management time and attention, and remedies that harm our business, including fines or demands or orders that we modify or cease existing business practices.

EU member states, Switzerland and other countries have also adopted data protection laws and regulations that impose significant compliance obligations. In the EU, the collection and use of personal health data is governed by the provisions of the General Data Protection Regulation (“GDPR”). The GDPR entered into application on 25 May 2018, repealing the Data Protection Directive and increasing our responsibility and liability in relation to the processing of personal data of EU subjects. The GDPR imposes strict obligations and restrictions on the ability to collect, analyze and transfer personal data, including health data from clinical trials and adverse event reporting.

These obligations and restrictions concern, in particular, the legal basis for processing personal data, which may include the consent of the individuals to whom the personal data relates, the information provided to the individuals, the transfer of personal data outside the EU, security breach notifications, security and confidentiality of the personal data, as well as substantial potential fines for breaches of the data protection obligations. Data protection authorities from the different EU member states may interpret the GDPR slightly differently, which adds to the complexity of processing personal data of EU subjects.

With respect to the transfer of personal data out of the EU, the GDPR provides that the transfer of personal data to countries that the European Commission does not consider to provide an adequate level of data protection, including the United States, is permitted only on specific legal bases.

Our failure to comply with these laws, or changes in the way in which these laws are implemented, could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results.

Legislative or regulatory healthcare reforms in the United States may make it more difficult and costly for us or our collaboration partners to obtain regulatory approval of our product candidates and to produce, market, and distribute our products after approval is obtained, if any.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacturing, and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance may be revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or guidance, or revisions or reinterpretations of existing regulations or guidance, may impose additional costs or lengthen FDA review times for our product candidates. We cannot determine how changes in regulations, statutes, policies, or interpretations when and if issued, enacted or adopted, may affect our business in the future. Such changes could require substantial time and impose significant costs and could materially harm our business and our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any other products would harm our business, financial condition, and results of operations.

If efforts by manufacturers of reference products to delay or limit the use of therapeutic equivalent products are successful, sales of therapeutic equivalent products may suffer.

Many manufacturers of reference products have increasingly used legislative, regulatory and other means in attempts to delay regulatory approval of and competition from therapeutic equivalent products. If these or other efforts to delay or block competition are successful, we or our collaboration partners may be unable to sell our therapeutic equivalent product candidates, which could have a material adverse effect on our sales and profitability.

Our and our collaboration partners’ sales are dependent on the availability and level of coverage and reimbursement from third-party payors who continue to implement cost-cutting measures and more stringent reimbursement standards.

In the United States and internationally, our and our collaboration partners’ ability to generate revenue on sales of our products are dependent, in significant part, on the availability and level of coverage and reimbursement from third-party payors, such as state and federal governments and private insurance plans. Insurers have implemented cost-cutting measures and other initiatives to enforce more stringent reimbursement standards and likely will continue to do so in the future. These measures include the establishment of more restrictive formularies and increases in the out-of-pocket obligations of patients for such products. In addition, particularly in the United States and increasingly in other countries, we will be required to provide discounts and pay rebates to state and federal governments and agencies in connection with purchases of our products that are reimbursed by such entities.

As Alvogen commercializes the FDA-approved PF708 product, a significant portion of the product’s revenue may be obtained through government payors, such as Medicare and Medicaid. For example, we expect that a substantial proportion of the U.S. market for the FDA-approved PF708 product could be subject to coverage and reimbursement under the federal healthcare program Medicare Part D. Any delay or failure by Alvogen to obtain adequate coverage for the FDA-approved PF708 product or to qualify for or receive adequate reimbursement under these programs could impact Alvogen’s ability to maximize revenues in the marketplace and could have a material adverse effect on revenues from such products.

In March 2010, the ACA was enacted with a goal of reducing the cost of healthcare, improving quality, and expanding access to care. The ACA has substantially changed the way healthcare is financed by both government and private insurers and has significantly affected the pharmaceutical industry. The ACA, among other things, implemented new price reporting requirements for drugs that are inhaled, infused, instilled, implanted or injected, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, added new entity types eligible for participation in the Public Health Service’s 340B drug pricing program, established annual fees and taxes on manufacturers of certain prescription drugs, and created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% point-of-sale discounts (as of January 1, 2019) off negotiated prices.

Certain provisions of the ACA have been subject to judicial challenges as well as efforts to repeal or replace them or to alter their interpretation and implementation. For example, bills affecting the implementation of certain taxes under the ACA have been signed into law. The Tax Cuts and Jobs Act of 2017, or the Tax Act, included a provision repealing the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year, commonly referred to as the “individual mandate”. In December 2018, the District Court for the Northern District of Texas ruled (i) that the “individual mandate” is unconstitutional as a result of the associated tax penalty being repealed by Congress as part of the Tax Act; and (ii) the individual mandate is not severable from the rest of the ACA, and as a result the entire ACA is invalid. In December 2019, the U.S. Court of Appeals for the Fifth Circuit affirmed the district court’s decision that the individual mandate is unconstitutional but remanded the case to the district court to reconsider the severability question. It is unclear how the ultimate decision in this case, which is now pending before the Supreme Court, or other efforts to repeal, replace, or invalidate the ACA or its implementing regulations, or portions thereof, will affect our business.

In addition, legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, beginning April 1, 2013, Medicare payments for all items and services, including drugs and biologics, were reduced by 2% per fiscal year under the sequestration required by the Budget Control Act of 2011, as amended by the American Taxpayer Relief Act of 2012. Subsequent legislation extended the 2% reduction to 2029. The Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, which was signed into law on March 27, 2020, designed to provide financial support and resources to individuals and businesses affected by the COVID-19 pandemic, suspended these reductions from May 1, 2020 through December 31, 2020, and extended the sequester by one year, through 2030. In addition, on January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals. We expect that additional healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal, state and foreign governments will pay for healthcare products and services, which could result in reduced demand for the FDA-approved PF708 product or our product candidates, if approved, or additional pricing pressures.

With the approval of the FDA-approved PF708 product, we anticipate that Alvogen will need to participate in the Medicaid Drug Rebate program. Participation is required for federal funds to be available for our covered outpatient drugs under Medicaid and, if applicable, Medicare Part B. Under the Medicaid Drug Rebate Program, we or our collaboration partners would be required to pay a rebate to each state Medicaid program for our covered outpatient drugs that are dispensed to Medicaid beneficiaries and paid for by a state Medicaid program as a condition of having federal funds being made available to the states for our drugs under Medicaid and, if applicable, Part B of the Medicare program.

Federal law requires that any company that participates in the Medicaid Drug Rebate Program also participate in the Public Health Service’s 340B drug pricing program in order for federal funds to be available for the manufacturer’s drugs under Medicaid and Medicare Part B. The 340B drug pricing program requires participating manufacturers to agree to charge statutorily-defined covered entities no more than the 340B “ceiling price” for the manufacturer’s covered outpatient drugs. These 340B covered entities include a variety of community health clinics and other entities that receive health services grants from the Public Health Service, as well as hospitals that serve a disproportionate share of low-income patients.

In addition, in order to be eligible to have its products paid for with federal funds under the Medicaid and Medicare Part B programs and purchased by certain federal agencies and grantees, a manufacturer also must participate in the U.S. Department of Veterans Affairs, or VA, Federal Supply Schedule, or FSS, pricing program. Under this program, the manufacturer is obligated to make its innovator and single source products available for procurement on an FSS contract and charge a price to four federal agencies, VA, U.S. Department of Defense, or DoD, Public Health Service and U.S. Coast Guard, that is no higher than the statutory Federal Ceiling Price. Moreover, pursuant to regulations issued by the DoD Defense Health Agency to implement Section 703 of the National Defense Authorization Act for Fiscal Year 2008, manufacturers are required to provide rebates on utilization of their innovator and single source products that are dispensed to TRICARE beneficiaries by TRICARE network retail pharmacies. The requirements under the Medicaid Drug Rebate, 340B, FSS, and TRICARE programs could reduce the revenue we or our collaboration partners may generate from any products that are commercialized in the future and could adversely affect our business and operating results.

If we or our collaboration partners successfully commercialize the FDA-approved PF708 product, PF708 or any of our product candidates and if we or our collaboration partners participate in the Medicaid drug rebate program or other governmental pricing programs, failure to comply with reporting and payment obligations under these programs could result in additional reimbursement requirements, penalties, sanctions, and fines which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The Medicaid Drug Rebate Program and other governmental pricing programs require participating manufacturers to report pricing data to various government agencies. Pricing calculations vary among products and programs and include average manufacturer price and best price for the Medicaid Drug Rebate Program, average sales price for certain categories of drugs that are paid under Part B of the Medicare program, and non-federal average manufacturer price for the VA FSS pricing program. If we or our collaborators successfully commercialize the FDA-approved PF708 product, PF708 or any of our other product candidates and participate in such governmental pricing programs, we or our collaboration partners will be liable for errors associated with submission of pricing data. That liability could be significant. For example, knowing submission of false average manufacturer price, average sales price, best price, or non-federal average manufacturer price information to the government, or failure to timely submit such information, could result in liability for significant civil monetary penalties. The foregoing also could be grounds for other sanctions, such as termination from the Medicaid Drug Rebate Program.

Foreign governments tend to impose strict price controls, which may adversely affect our revenue, if any.

In some foreign countries, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. Our existing or future collaboration partners, if any, may elect to reduce the price of our products in order to increase the likelihood of obtaining reimbursement approvals which could adversely affect our revenues and profits. To obtain reimbursement or pricing approval in some countries, we or our collaboration partners may also be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be adversely affected.

If in the future we and our collaboration partners are not able to demonstrate biosimilarity of our biosimilar product candidates to the satisfaction of regulatory authorities, those partners will not obtain regulatory approval for commercial sale of our biosimilar product candidates and our future results of operations would be adversely affected.

Our future results of operations depend on our future collaboration partners’ ability to obtain regulatory approval for and commercialize our proposed biosimilar products. To obtain regulatory approval for the commercial sale of these product candidates, those partners will be required to demonstrate to the satisfaction of regulatory authorities that, among other things, our proposed biosimilar products are highly similar to biological products already licensed by the FDA pursuant to BLAs, notwithstanding minor differences in clinically inactive components, and that they have no clinically meaningful differences as compared to the marketed biological products in terms of the safety, purity and potency of the products. In the EEA, the similar nature of a biosimilar and a reference product is demonstrated by comprehensive comparability studies covering quality, biological activity, safety and efficacy.

To make a final determination of biosimilarity or interchangeability, regulatory authorities may require additional confirmatory information beyond what our collaboration partners plan to initially submit in applications for approval, such as more in-depth analytical characterization, animal testing, or further clinical studies. Provision of sufficient information for approval may prove difficult and expensive. We cannot predict whether any of our biosimilar product candidates will meet regulatory authority requirements for approval as a biosimilar or interchangeable product. To date, the FDA has not approved a biosimilar product as being interchangeable to the reference drug.

We and our collaboration partners intend to market our products outside of the United States, and we will be subject to the risks of doing business outside of the United States.

Because we and our collaboration partners intend to market PF708 and our product candidates, if approved, outside of the United States, our business is subject to risks associated with doing business outside of the United States. Accordingly, our business and financial results in the future could be adversely affected due to a variety of factors, including:

•	changes in a specific country’s or region’s political and cultural climate or economic condition;

•	unexpected changes in foreign laws and regulatory requirements;

•	difficulty of effective enforcement of contractual provisions in local jurisdictions;

•	inadequate intellectual property protection in foreign countries;

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trade-protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges;

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efforts to develop an international sales, marketing and distribution organization may increase our expenses, divert our management’s attention from the acquisition or development of product candidates or cause us to forgo profitable licensing opportunities in these geographies;

•	business interruptions resulting from geo-political actions, including war and terrorism, natural disasters including earthquakes, typhoons, floods and fires, or health epidemics such as COVID-19;

•	the effects of applicable foreign tax structures and potentially adverse tax consequences; and

•	significant adverse changes in foreign currency exchange rates.

Moreover, our partners and third-party contractors located outside the United States may have inadequate compliance programs or may fail to respect the laws and guidance of the territories in which they operate. Even if we are not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could also have an adverse effect on our business, financial condition and results of operations.

Risks Relating to Owning Our Common Stock

The market price of our stock may fluctuate significantly, and investors may have difficulty selling their shares.

Our stock is currently traded on NYSE American, but we can provide no assurance that we will be able to maintain an active trading market on NYSE American or any other exchange in the future. The trading volume of our stock tends to be low relative to our total outstanding shares, and we have several stockholders who hold substantial blocks of our stock. As of March 31, 2020, we had 34,265,401 shares of common stock outstanding, and stockholders holding at least 5% of our stock, individually or with affiliated persons or entities, collectively beneficially owned or controlled approximately 40% of such shares. Sales of large numbers of shares by any of our large stockholders could adversely affect our trading price, particularly given our relatively small historic trading volumes. If stockholders holding shares of our common stock sell, indicate an intention to sell, or if it is perceived that they will sell, substantial amounts of their common stock in the public market, the trading price of our common stock could decline.

Since shares of our common stock were sold in our initial public offering in July 2014 at a price of $6.00 per share, our stock price has ranged from $2.07 to $24.41 through March 31, 2020. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement, factors that may cause volatility in our share price include:

•	actual or anticipated quarterly variation in our results of operations or the results of our competitors;

•	announcements by us or our competitors of new commercial products, significant contracts, commercial relationships or capital commitments;

•	issuance of new or changed securities analysts’ reports or recommendations for our stock;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	changes to our organization and management;

•	commencement of, or our involvement in, litigation;

•	market conditions in the relevant market;

•	reimbursement or legislative changes in the relevant market;

•	failure to complete significant sales;

•	regulatory developments that may impact the FDA-approved PF708 product, PF708 and our product candidates;

•	any future sales of our common stock or other securities;

•	any major change to the composition of our board of directors or management; and

•	general economic conditions and slow or negative growth of our markets.

The stock market in general and market prices for the securities of biopharmaceutical companies like ours in particular, have from time to time experienced volatility that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the market price of our common stock regardless of operating performance.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock has been and will likely continue to be volatile, and in the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If securities or industry analysts publish unfavorable research about our business or cease to cover our business, our stock price and/or trading volume could decline.

The trading market for our common stock may rely, in part, on the research and reports that equity research analysts publish about us and our business. We do not have any control of the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts cease coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, the market price of our common stock may decline.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. Any such future issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our common stockholders would experience additional dilution and, as a result, the market price of our common stock may decline.

Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain and may dilute your voting power and your ownership interest in us.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. We also register the offer and sale of all shares of common stock that we may issue under our equity compensation plans.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

We expect to generate a tax net operating loss for 2020. The 2019 net operating loss carryforwards are available to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes may be limited. We have not analyzed whether we already experienced an ownership change in the past for purposes of Sections 382 and 383 of the Code. We may have experienced an ownership change in connection with sale of securities pursuant to a predecessor registration statement or otherwise and we may experience ownership changes in the future as a result of shifts in our stock ownership, including as a result of the sale of securities in the future. As a result, if or when we earn net taxable income, our ability to use our pre-change NOLs to offset such taxable income may be subject to limitations. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. As a result, even if we attain profitability, we may be unable to use a material portion of our NOLs and other tax attributes, which could adversely affect our future cash flows.

We are incurring increased costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives and corporate governance practices including maintaining an effective system of internal control over financial reporting.

As a public company, we are incurring significant legal, accounting and other expenses that we did not incur as a private company. We ceased to be an “emerging growth company” on December 31, 2019 and are no longer eligible for reduced disclosure requirements and exemptions applicable to “emerging growth companies.” As such, we will be required to hold a say-on-pay vote and a say-on-frequency vote at our 2020 annual meeting of stockholders. We expect that our loss of “emerging growth company” status will require additional attention from management and will result in increased costs to us, which could include higher legal fees, accounting fees and fees associated with investor relations activities, among others. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC, and the NYSE American impose numerous requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Also, the Securities Exchange Act of 1934 (Exchange Act), as amended, requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. Our management and other personnel devote a substantial amount of time to comply with these laws and regulations. These requirements have increased and will continue to increase our legal, accounting, and financial compliance costs and have made and will continue to make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees or as executive officers. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and changing governance practices.

The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, Section 404(a) of the Sarbanes-Oxley Act requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting. Section 404(b) of Sarbanes-Oxley Act (Section 404(b)) also requires our independent registered public accounting firm to attest to the effectiveness of our internal control over financial reporting. As an “emerging growth company,” we availed ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b). However, we may no longer avail ourselves of this exemption since we ceased to be an “emerging growth company” on December 31, 2019. As a result, our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting and the cost of our compliance with Section 404(b) will correspondingly increase. Our compliance with applicable provisions of Section 404 requires us and will continue to require us to incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements.

Furthermore, investor perceptions of our company may suffer if deficiencies are found, and this could cause a decline in the market price of our stock. Irrespective of any required compliance with Section 404, any failure of our internal control over financial reporting could have a material adverse effect on our stated operating results and harm our reputation. If we are unable to implement these requirements effectively or efficiently, it could harm our operations, financial reporting, or financial results and could result in an adverse opinion on our internal controls from our independent registered public accounting firm.

If we fail to maintain effective internal control over financial reporting in the future, the accuracy and timing of our financial reporting may be impaired, which could adversely affect our business and our stock price.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses.

Our compliance with Section 404 requires that we incur substantial accounting expense and expend significant management time on compliance-related issues. We currently do not have an internal audit group, and we continue to evaluate our need for additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we do not comply with the requirements of Section 404, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the NYSE American, the SEC, or other regulatory authorities, which would require additional financial and management resources.

Our directors, executive officers and principal stockholders will continue to have substantial control over us and could limit investors’ ability to influence the outcome of key transactions, including transactions that would cause a change of control.

As of March 31, 2020, our executive officers, directors and stockholders who owned more than 5% of our outstanding common stock and their respective affiliates beneficially owned or controlled approximately 43% of the outstanding shares of our common stock. Accordingly, these executive officers, directors and stockholders and their respective affiliates, acting as a group, have substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These stockholders may therefore delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws and our indemnification agreements that we have entered into with our directors and officers provide that:

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We will indemnify our directors and officers for serving us in those capacities, or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

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We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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We will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

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The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	We may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

To the extent that a claim for indemnification is brought by any of our directors or officers, it would reduce the amount of funds available for use in our business.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of the board of directors, or the chief executive officer;

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establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms;

•	provide that our directors may be removed only for cause;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	specify that no stockholder is permitted to cumulate votes at any election of directors; and

•	require a super-majority of votes to amend certain of the above-mentioned provisions.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

We do not anticipate paying any cash dividends in the foreseeable future.

At the closing of our initial public offering, our board of directors issued shares of common stock to pay all accrued but unpaid dividends on our convertible preferred stock. With the exception of this dividend, we do not anticipate paying cash dividends on any classes of our capital stock in the foreseeable future. We currently intend to retain our future earnings for the foreseeable future to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain on an investment in our common stock for the foreseeable future.

Risks Relating to this Offering

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. The issuance from time to time of these new shares of our common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of March 31, 2020, an aggregate total of approximately 8.9 million shares of common stock are either subject to outstanding options or reserved for future issuance under our equity incentive plans and employee stock purchase plan. To the extent we grant additional awards under our equity incentive plans or sell additional stock under our employee stock purchase plan, you could experience dilution, and, as a result, the market price of our common stock may decline.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, and capital expenditures as more fully described in the section entitled “Use of Proceeds.” Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their uses, we plan to invest the net proceeds of this offering in money market funds, treasury obligations, short term certificates of deposit and high-grade corporate securities, directly or through managed funds, with maturities of six months or less, provided that these investments are made so that Company remains in compliance with the Investment Company Act of 1940. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and accompanying prospectus includes and incorporates by reference forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, but are not limited to:

•	the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure needs for the next 12 months;

•	the performance of our collaboration partner Alvogen, upon which we are dependent on to commercialize the FDA-approved PF708 product;

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our reliance on Jazz Pharmaceuticals Ireland Ltd. (Jazz), Alvogen Malta Operations Ltd. (Alvogen), China NT Pharma Group Company Ltd. (NT Pharma), Merck & Co., Inc. (Merck), Serum Institute of India Private Ltd. (SIIPL) and any future collaboration partner’s performance over which we do not have control;

•	our expectations regarding the potential impacts on our business, access to capital, supply chain, preclinical programs and clinical trials of the novel coronavirus (COVID-19) pandemic;

•	our and any potential future collaboration partner’s ability to enroll patients in our clinical studies at the pace that we project;

•	our expectation to expand our product pipeline;

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our expectations regarding the initiation, timing, progress and the success of the design, primary and secondary end points, and duration of the clinical trials and planned clinical trials and studies for our current product candidates and reporting results from same;

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whether the results of our and our collaboration partners’ trials and studies will be sufficient to support domestic or global regulatory filings and approvals for PF708, and whether and when we are able to obtain an “A” therapeutic equivalence designation for the FDA-approved PF708 product relative to the reference drug Forteo;

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our and our collaboration partners’ ability to maintain regulatory approval of the FDA-approved PF708 product or seek and obtain regulatory approval for PF708 and our other product candidates, and if approved, maintain regulatory approval and the timing of such potential regulatory approvals;

•	our expectations with respect to the commercialization of the FDA-approved PF708 product by Alvogen;

•	our reliance on third-parties to conduct clinical studies;

•	our reliance on third-party contract manufacturers and Alvogen to manufacture and supply the FDA-approved PF708 product, PF708 and our other product candidates for us;

•	the benefits of the use of the FDA-approved PF708 product, PF708, or any of our other product candidates;

•	the rate and degree of market acceptance of the FDA-approved PF708 product, PF708 or any of our other product candidates, if approved for sale;

•	regulatory developments in the United States and foreign countries;

•	our expectations regarding government and third-party payor coverage and reimbursement;

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our and our collaboration partners’ ability to manufacture the FDA-approved PF708 product, PF708 and our other product candidates in conformity with regulatory requirements and to scale up manufacturing of the FDA-approved PF708 product, PF708 and our other product candidates to commercial scale;

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our ability to successfully build a specialty sales force, or collaborate with third-parties including our existing collaboration partners, Alvogen and NT Pharma, to commercialize the FDA-approved PF708 product, PF708 and our other product candidates;

•	our and our collaboration partners’ ability to compete with companies currently producing the reference products, including Forteo;

•	our ability to compete with companies that may also seek and obtain approval for therapeutically equivalent versions of Forteo;

•	our ability to retain and recruit key personnel, including development of a sales and marketing function;

•	our ability to obtain and maintain intellectual property protection for the FDA-approved PF708 product, PF708, our Pfēnex Expression Technology® or any other product candidates;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our expectations regarding the market size, size of patient populations, and growth potential for the FDA-approved PF708 product, PF708 and our product candidates, if approved for commercial use;

•	our estimates of the expected patent expiration timelines for Forteo and other branded reference drugs and biologics;

•	our ability to develop new products and product candidates;

•	our ability to successfully establish and successfully maintain appropriate collaborations and derive significant revenue from those collaborations;

•	our financial performance;

•	developments and projections relating to our competitors and our industry; and

•	our anticipated use of the net proceeds from this “at-the-market” offering.

Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in this prospectus supplement entitled “Risk Factors,” in “Part I—Item 1A—Risk Factors” of our most recent report on Form 10-K or “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q which are incorporated by reference in this prospectus supplement as well as other disclosures included in this prospectus supplement, discuss some of the factors that could contribute to these differences. Moreover, you should interpret many of the risks identified in such reports, as well as the risks set forth above, as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included and incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q which are incorporated by reference in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

All forward-looking statements are based on information available to us on the date of this prospectus supplement and we will not update any of the forward-looking statements after the date of this prospectus supplement, except as required by law. Our actual results could differ materially from those discussed in this prospectus supplement. The forward-looking statements contained in this prospectus supplement, and other written and oral forward-looking statements made by us from time to time, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the following discussion and within the section of this prospectus supplement captioned “Risk Factors” beginning on page S-6.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $60.0 million from time to time. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of common stock under or fully utilize our sales agreement with the Sales Agents as a source of financing.

We plan to use the net proceeds of this offering, if any, for general corporate purposes and working capital. We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including: the timing and extent of spending on our research and development efforts, including with respect to existing products and product candidates; our ability to enter into and maintain collaboration, licensing, commercialization and other arrangements and the terms and timing of such arrangements; the cost of manufacturing and commercialization activities, if any; the receipt of any collaboration or milestone payments; the scope, rate of progress, results and cost of our clinical trials, preclinical testing and other related activities; the emergence of competing technologies or other adverse market developments; the time and costs involved in seeking and obtaining regulatory and marketing approvals in multiple jurisdictions for our product candidates that successfully complete clinical trials; the cost of preparing, filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; the introduction of new product candidates and the number and characteristics of product candidates that we pursue; the timing, receipt and amount of sales, profit sharing or royalties, if any, from our potential products; the degree and rate of market acceptance of any products launched by us or our collaboration partner; the expansion of our sales and marketing activities; and the potential acquisition and in-licensing of other technologies, products or assets. Accordingly, we will have broad discretion in using these proceeds. Pending their uses, we plan to invest the net proceeds of this offering in money market funds, treasury obligations, short term certificates of deposit and high-grade corporate securities, directly or through managed funds, with maturities of six months or less, provided that these investments are made so that Company remains in compliance with the Investment Company Act of 1940.

DILUTION

Purchasers of common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of March 31, 2020 was approximately $74.0 million, or approximately $2.16 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2020.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the assumed sale of 10,453,000 shares of common stock in the aggregate amount of $60.0 million at an assumed public offering price of $5.74 per share, the last reported sale price of our common stock on May 6, 2020, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $131.9 million, or $2.95 per share of common stock. This would represent an immediate increase in net tangible book value of $0.79 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $2.79 per share of common stock to investors participating in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.74
Net tangible book value per share as of March 31, 2020	$2.16
Increase per share attributable to this offering	$0.79

As adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		$2.95

Dilution per share to new investors participating in this offering		$2.79

Changes in the assumed public offering price of $1.00 per share would not affect our as adjusted net tangible book value after this offering because this offering is currently limited to $60.0 million of shares of our common stock. However, each $1.00 increase in the assumed public offering price of $5.74 per share would increase our as adjusted per share net tangible book value after this offering by approximately $0.11 per share, and increase the dilution per share to new investors by approximately $0.89 per share, assuming that the aggregate dollar amount of shares offered by us, as set forth above, remains at $60.0 million and after deducting the commissions and estimated offering expenses payable by us. However, each $1.00 decrease in the assumed public offering price of $5.74 per share would decrease our as adjusted per share net tangible book value after this offering by approximately $0.14 per share, and decrease the dilution per share to new investors by approximately $0.86 per share, assuming that the aggregate dollar amount of shares offered by us, as set forth above, remains at $60.0 million and after deducting the commissions and estimated offering expenses payable by us. We may also increase or decrease the aggregate dollar amount of shares we are offering from the amount set forth above. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The above discussion and table are based on 34,265,401 shares of our common stock outstanding as of March 31, 2020 and excludes as of that date:

•	4,517,143 shares of common stock issuable upon exercise of options outstanding as of March 31, 2020, at a weighted-average exercise price of $6.5937 per share;

•

4,418,591 shares of common stock reserved for future issuance under stock-based compensation plans, including 2,785,146 shares of common stock reserved for issuance under our 2014 Equity Incentive Plan, 104,290 shares of common stock reserved for issuance under our 2016 Inducement Equity Incentive Plan, and 1,529,155 shares of common stock reserved for issuance under our 2014 Employee Stock Purchase Plan, and any future automatic increase in shares reserved for issuance under such plan.

To the extent that any options are exercised, new equity incentive awards are issued under our equity incentive plans, additional shares of common stock are sold under our employee stock purchase plan, or we otherwise issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

DIVIDEND POLICY

We do not anticipate paying cash dividends on any classes of our capital stock in the foreseeable future. We currently intend to retain our future earnings for the foreseeable future to fund the development and growth of our business. The payment of dividends, if any, will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

We have entered into an equity sales agreement, dated May 7, 2020, with William Blair & Company, L.L.C. and H.C. Wainwright & Co., LLC, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $60,000,000 through the Sales Agents. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. This summary is qualified in its entirety by reference to the sales agreement, which has been filed with the SEC.

Upon delivery of a placement notice, and subject to our instructions in such placement notice and the terms and conditions of the sales agreement, the Sales Agents may sell our common stock by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act. We may instruct the Sales Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time.

We will pay the Sales Agents, in cash, upon each sale of our common stock pursuant to the sales agreement, a commission in an amount equal to 3.0% of the aggregate gross proceeds from such sale. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse up to $60,000 of the Sales Agents’ expenses, including legal fees, in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agents under the terms of the sales agreement, will be approximately $328,000.

Settlement for sales of common stock will occur on the second business day that is also a trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon.

The Sales Agents will act as sales agents using commercially reasonable efforts, consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American. In connection with the sales of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We or the Sales Agents may terminate the sales agreement at any time upon five days’ prior notice.

The Sales Agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by the Sales Agents, and each Sales Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain matters will be passed upon for the Sales Agents by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Pfenex Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for revenue as of January 1, 2019 due to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers, and for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification 842, Leases.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge from our website at http://www.pfenex.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement.

You should rely only on the information provided and incorporated by reference in this prospectus supplement and the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 11, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•

our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders filed with the SEC on April 1, 2020 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019);

•

our Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed with the SEC on January 16, 2020, February 4, 2020, April 14, 2020, and April 23, 2020, respectively; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36540) filed with the SEC on July 14, 2014, pursuant to Section 12(b) of the Exchange Act, as amended on July 17, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

Pfenex Inc.

Attn: Investor Relations

10790 Roselle Street

San Diego, CA 92121

(858) 352-4400

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.pfenex.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

$120,000,000

Pfenex Inc.

By this prospectus, Pfenex may offer, from time to time:

•	Common stock

•	Preferred stock

•	Debt securities

•	Warrants

•	Units

All of the securities listed above may be sold separately or as units with other securities.

Pfenex may offer and sell from time to time, in one or more series or issuances and on terms that Pfenex will determine at the time of the offering, any combination of the securities described in this prospectus, either individually or as units comprised of one or more of the other classes of securities, up to an aggregate amount of $120,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the NYSE American under the symbol “PFNX.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 3, 2018

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $120,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Pfenex Inc.

Overview

We are a clinical-stage development and licensing biotechnology company focused on leveraging our Pfēnex Expression Technology to improve protein therapies for unmet patient needs. Using the patented Pfēnex Expression Technology platform, we have created an advanced pipeline of therapeutic equivalents, vaccines, biologics and biosimilars. Our lead product candidates and collaborations are PF708, developed as a therapeutic equivalent drug candidate to Forteo ® (teriparatide) for the treatment of osteoporosis, and our novel anthrax vaccine candidates, Px563L and RPA563, funded through an advanced development contract with the U.S. government. In addition, we are developing hematology/oncology products in collaboration with Jazz Pharmaceuticals Ireland Limited (Jazz). Furthermore, our pipeline includes biosimilar candidates to Lucentis ® and Neulasta ®.

Product Candidates and Collaborations

The following table summarizes certain information about our lead product candidates and collaborations:

Product Candidate	Branded Reference Drug	Program	Indication
Proposed Therapeutic Equivalent

PF708 – Teriparatide	Forteo	• Licensed in the United States to Alvogen; • Licensed in Mainland China, Hong Kong, Singapore, Malaysia, Thailand to NT Pharma; • Wholly-Owned Rest of World	Osteoporosis

Multiple Hematology/Oncology Product Candidates	Various	• Jazz Pharmaceuticals Ireland Limited	Various

Novel Vaccines

Px563L/RPA563 – rPA based anthrax vaccines	N/A	• U.S. Government Funded	Anthrax post-exposure prophylaxis

To date, none of our product candidates have completed clinical development, been submitted for regulatory review or received marketing authorization from any regulatory agency. Therefore, we have not received revenue from the sale of any of our product candidates. Our product candidates are enabled by our patented protein production platform, Pfēnex Expression Technology, which we believe confers several important competitive advantages compared to traditional techniques for protein production, including the ability to produce complex proteins with higher accuracy and greater degree of protein purity, as well as speed and cost advantages. The development of proteins, such as biosimilars, requires several competencies which represent both challenges and barriers to entry. Due to their inherent complexity, proteins require the use of living organisms to efficiently produce them at a large scale. Traditional techniques for protein production employ a trial and error approach to production organism, or strain, selection and process optimization, which is inherently inefficient and typically produces suboptimal results. This historically inefficient process provides barriers to creating or replicating complex proteins, adds significant time to market and results in the high cost of goods typical of biologic therapeutics. Together, these limitations pose significant hurdles for companies interested in entering the market with biosimilar and therapeutic equivalents to branded products. Our platform utilizes a proprietary high throughput robotically-enabled parallel approach, which allows the construction and testing of thousands of unique protein production variables in parallel, thereby allowing us to produce and characterize complex proteins while reducing the time and cost of development and long-term production.

Corporate Information

We were founded in November 2009 as a Delaware corporation spun out of The Dow Chemical Company. Our principal executive offices are located at 10790 Roselle St., San Diego, California 92121 and our telephone number is (858) 352-4400. Our website is www.pfenex.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

Pfenex™, Pfēnex Expression Technology, the Pfenex logo and other trademarks or service marks of Pfenex appearing in this prospectus are the property of Pfenex Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

The Securities We May Offer

We may offer up to $120,000,000 of common stock, preferred stock, warrants and debt securities in one or more offerings and in any combination, either individually or as units comprised of one or more of the other classes of securities. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Each series of preferred stock, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors,” in our most recent Annual Report on Form 10-K and “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to:

•

the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure needs for the next 12 months, including our belief that we have sufficient cash resources to fund all necessary activities leading up to and including potential commercial launch in the United States as early as the third quarter of 2019, subject to FDA approval of the application and other factors;

•	our and any potential future collaboration partner’s ability to enroll patients in our clinical studies at the pace that we project;

•

our expectations regarding the initiation, timing, progress and the success of the design, primary and secondary end points, and duration of the clinical trials and planned clinical trials of PF708, Px563L/RPA563 and our other product candidates, and reporting results from same;

•

whether the results of our and our collaboration partners’ trials will be sufficient to support domestic or global regulatory filings and approvals for PF708, including our expectations regarding the timing of our submission of the NDA for PF708;

•	our ability to seek, obtain and maintain regulatory approval of PF708 or our other product candidates, and the timing of such submissions and regulatory approvals;

•	our ability to obtain an FDA determination that PF708 is therapeutically equivalent to Forteo;

•	our expectations regarding the earliest potential commercial launch of PF708 in the United States;

•	our reliance on third parties to conduct clinical studies;

•	our reliance on third-party contract manufacturers to manufacture and supply our product candidates for us;

•	the benefits of the use of PF708, Px563L/RPA563 or any of our other product candidates;

•	the rate and degree of market acceptance of PF708, Px563L/RPA563 or any of our other product candidates, if approved for sale;

•	regulatory developments in the United States and foreign countries;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•

our ability to manufacture PF708, Px563L/RPA563 and our other product candidates in conformity with regulatory requirements and to scale up manufacturing of PF708, Px563L/RPA563 and our other product candidates to commercial scale;

•

our ability to successfully build a specialty sales force, or collaborate with third-parties (including our existing collaboration partners, Alvogen and NT Pharma), to commercialize PF708 and our other product candidates;

•	our ability to compete with companies currently producing the reference products, including Forteo;

•	our ability to compete with companies that may also seek and obtain approval for therapeutically equivalent versions of Forteo;

•	our reliance on Jazz, Alvogen, NT Pharma, and any future collaboration partner’s performance over which we do not have control;

•	our ability to retain and recruit key personnel, including development of a sales and marketing function;

•	our ability to obtain and maintain intellectual property protection for PF708, Px563L/RPA563 or any other product candidates;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our expectations regarding the market size, size of patient populations, and growth potential for our product candidates, if approved for commercial use;

•	our estimates of the expected patent expiration timelines for Forteo and other branded reference drugs and biologics;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act;

•	our ability to develop new products and product candidates;

•	our ability to successfully establish and successfully maintain appropriate collaborations and derive significant revenue from those collaborations;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, and our quarterly report on Form 10-Q for the period ended June 30, 2018, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,					Six Months Ended
	2013	2014	2015	2016	2017	June 30, 2018
Ratio of earnings to fixed charges	—	—	—	20.5	—	—

The ratio of earnings to combined fixed charges and preference dividends represents the number of times that fixed charges and preference dividends are covered by earnings. Earnings consist of income or loss from continuing operations before income taxes and fixed charges, excluding preference dividends. Fixed charges consist of interest expensed and capitalized under capital leases, estimated interest expense within rental expense, and preference dividends. In the fiscal years ended December 31, 2013, 2014, 2015, 2017, and the six months ended June 30, 2018, earnings were insufficient to cover fixed charges by $6.7 million, $9.8 million, $27.8 million, $25.9 million, and $22.1 million, respectively.

As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to combined fixed charges and preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business, the progress of our development and commercialization efforts and the status and results of our clinical trials, as well as any collaborations that we may enter into with third parties and any unforeseen cash needs. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. In addition, we may become subject to covenants under future debt arrangements that place restrictions on our ability to pay dividends. The payment of dividends, if any, will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our capital stock. This summary is not complete. For more detailed information, please see our certificate of incorporation filed as an exhibit to our Form 8-K filed on July 29, 2014, and our bylaws filed as an exhibit to our Registration Statement on Form S-1 (Registration No. 333-196539) filed on June 5, 2014.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Outstanding Shares

As of June 30, 2018, there were 31,420,085 shares of our common stock outstanding held by approximately 22 stockholders of record, and no shares of our preferred stock outstanding. As of June 30, 2018, there were 4,272,602 shares subject to outstanding options.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. We have no present plan to issue any shares of preferred stock.

Stock Options

As of June 30, 2018, we had outstanding options to purchase an aggregate of 4,272,602 shares of our common stock pursuant to our equity plans, at a weighted-average exercise price of $6.16 per share. As of June 30, 2018, 2,017,751 and 132,290 shares of our common stock remain available for future grant or issuance under our 2014 Equity Incentive Plan and our 2016 Inducement Equity Incentive Plan, respectively.

Employee Stock Purchase Plan

As of June 30, 2018, 1,604,965 shares of our common stock were available for sale under our 2014 Employee Stock Purchase Plan.

Exclusive Jurisdiction

Under the provisions of our amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by our stockholders, up to 10,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•	an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•	specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

•

require a super majority of the stockholders and a majority of the board to amend certain of the above-mentioned provisions, including certain amendments related to our blank check preferred stock, removal of directors solely for cause, the classification of our board of directors, and the prohibition on cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our common stock is listed on the NYSE American under the symbol “PFNX.”

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to Pfenex Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any redemption provisions at our option and any applicable redemption prices associated with these provisions;

•

any obligation by us to redeem or repurchase any debt securities pursuant to any sinking fund or similar provision or any redemption or repurchase at the option of the holder and any applicable redemption or repurchase terms and conditions and prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•

if the principal, premium or interest on debt securities is payable at our option or the holder thereof in one more currencies or currency units other than those in which debt securities are payable, the currency or currency units in which the principal, premium or interest on the debt securities as to which such election is made shall be payable and the terms and conditions associated with these provisions;

•

the percentage of the principal amount at which the debt securities may be issued, and if other than the entire amount, the portion of the principal amount that will be payable upon acceleration of maturity;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•

whether the debt securities will be issuable in the form of a global security, the depository for any such global security, the form of legends for any global security and the terms for exchanging any such global security into a definitive registered debt security;

•	the deletion, addition or change in any event of default , and any change in the right of the trustee or the requisite percentage of holders to declare the principal amount due and payable;

•	any change or modification to the subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities;”

•	any deletion, addition or change in the covenants set forth in Article 10 of the indenture;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any provision with respect to any special interest premium or other premium;

•	any special tax provisions that apply to the debt securities;

•	with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly-leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than to one or more subsidiaries of Pfenex Inc.), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1) we fail to pay principal of or any premium or the redemption price on any debt security of that series when due;

(2) we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3) we fail to deposit any sinking fund payment when due;

(4) we default or breach any covenant or warranty in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5) certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 360 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (1) 0.25% of the principal amount of such series of debt securities for the first 180 days after the occurrence of such event of default and (2) 0.50% of the principal amount of such series of debt securities from the 181st day to, and including, the 360th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 361st day after such event of default (if such violation is not cured or waived prior to such 361st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•

to evidence the succession of another person to Pfenex, or successive successions, and the assumption by any such successor of the covenants of Pfenex in the indentures in compliance with Article 8 of the indentures;

•	adding covenants for the benefit of holders or surrendering any right or power conferred upon Pfenex;

•	adding events of default for the benefit of holders;

•

making certain changes to facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to the principal, with or without interest coupons, or permit or facilitate the issuance of debt securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of the indentures or series of securities, provided that any such addition, change or elimination (1) shall neither (a) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such security with respect to such provision or (2) shall become effective only when there is no such security outstanding;

•	securing the debt securities, including provisions regarding the circumstances under which collateral may be released and substituted;

•	providing for guaranties of, or adding additional obligors on, the debt securities;

•	to establish the form or term of debt securities as permitted by Sections 2.1 and 3.1 of the indenture;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguity, defect or inconsistency or to make any other provisions with respect to matters or questions arising under the indenture;

•

supplementing any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the debt securities, provided that such action shall not adversely affect the interest of the holders in any material respect;

•

make such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

•	comply with requirements of the SEC in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any premium payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity (or in the case of redemption, on or after the redemption date);

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may not make payment on the subordinated debt securities if:

•

a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•

any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a non-payment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a non-payment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•

all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•

renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

•

any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant warrants, which will be filed with the SEC promptly after the offering of warrants and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial price to public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) in the manner described below under “—At-the-Market Offerings.”

We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from us. We will provide information regarding any such option to purchase additional shares of common stock from us in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These transactions may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. In no event will the total amount of compensation paid to the agents, underwriters and dealers upon completion of any offering exceed 8.0% of the gross proceeds of such offering.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Pfenex Inc. as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Pfenex Inc. included in Pfenex Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Haskell & White LLP, independent registered public accounting firm, as set forth in their report included therein, which is incorporated by reference in this prospectus. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.pfenex.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 15, 2018 as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 6, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 10, 2018 and August 8, 2018, respectively;

•

our Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders filed with the SEC on April 3, 2018 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2018, January 24, 2018, March  14, 2018, March  15, 2018 (only with respect to information filed under Item 1.01 and Item 9.01 related thereto), April 18, 2018 (excluding information furnished thereunder), May  10, 2018 (only with respect to information filed under Item 5.07), May  14, 2018, May 23, 2018, and June 11, 2018 (excluding information furnished thereunder); and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36540) filed with the SEC on July 14, 2014, pursuant to Section 12(b) of the Exchange Act, as amended on July 17, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Pfenex Inc.

Attn: Investor Relations

10790 Roselle Street

San Diego, California 92121

(858) 352-4400

You may also access the documents incorporated by reference in this prospectus through our website at www.pfenex.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$60,000,000

Common Stock

Prospectus Supplement

May 7, 2020

William Blair	H.C. Wainwright & Co.